UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 29, 2004

Commission File Number 1-13610

PMC COMMERCIAL TRUST

(Exact name of registrant as specified in its charter)

TEXAS	75-6446078

(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation or organization)

17950 Preston Road, Suite 600, Dallas, TX 75252	(972) 349-3200

(Address of principal executive offices)	(Registrant’s telephone number)

Former name, former address and former fiscal year, if changed since last report:

PMC Commercial Trust
18111 Preston Road, Suite 600
Dallas, TX 75252

Item 2. Acquisition or Disposition of Assets
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURE
Report of Independent Auditors
Consolidated Balance Sheets as of December 31, 2003 and 2002
Consolidated Statements of Operations for the Years Ended Decemver 31, 2003, 2002 and 2001
Consolidated Statements Of Shareholders’ Equity For The Years Ended December 31, 2003, 2002 And 2001
Consolidated Statements of Cash Flows for the Years Ended December 31, 2003, 2002 and 2001
Consolidated Schedule of Investments as of December 31, 2003
Financial Highlights
Notes to Consolidated Financial Statements
Consolidating Financial Statements:
Report of Independent Auditors on Consolidating Financial Statements
Consolidating Balance Sheet as of December 31, 2003
Consolidating Statement of Operations for the Year Ended December 31, 2003
Consolidating Statement of Shareholders’ Equity for the year Ended December 31, 2003
Consolidating Statement of Cash Flows for the Year Ended December 31, 2003
Consent of PricewaterhouseCoopers LLP

Item 2. Acquisition or Disposition of Assets

On February 29, 2004, PMC Commercial Trust (“PMC Commercial”) completed a merger (the “Merger”) with PMC Capital, Inc. (“PMC Capital”) pursuant to the terms of the previously disclosed Agreement and Plan of Merger (the “Merger Agreement”) dated March 27, 2003 between PMC Commercial and PMC Capital. Pursuant to the Merger Agreement, PMC Capital was merged with and into PMC Commercial with PMC Commercial surviving the Merger.

Per the Merger Agreement, each issued outstanding share of PMC Capital common stock was converted into 0.37 of a common share of PMC Commercial. As a result, we issued 4,385,800 common shares of beneficial interest on February 29, 2004.

PMC Capital, a Florida corporation, was a diversified closed-end management investment company. PMC Capital was a national lender to small businesses either directly or indirectly through its subsidiaries. As of December 31, 2003, PMC Capital’s total assets were approximately $138.1 million. During the year ended December 31, 2003, PMC Capital’s total investment income and net increase in net assets resulting from operations, or net income, was approximately $15.3 million and $4.5 million, respectively.

The description of the Merger Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the text of the Merger Agreement, which is incorporated herein by reference to Exhibit 2.2 from PMC Commercial Trust’s Form 10-K for the year ended December 31, 2002.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. These statements include the plans and objectives of management for future operations. Such forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “believe,” “anticipate,” “estimate,” or “continue,” or the negative thereof or other variations or similar words or phrases. The forward-looking statements included herein are based on current expectations that involve numerous risk and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the forward-looking statements included in this Form 8-K will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Financial statements of business acquired.

Filed with this report as Attachment A are the following audited financial statements of PMC Capital, Inc.:

(1)	Report of Independent Auditors

(2)	Consolidated Balance Sheets as of December 31, 2003 and 2002

(3)	Consolidated Statements of Operations for the Years Ended December 31, 2003, 2002 and 2001

(4)	Consolidated Statements of Shareholders’ Equity for the Years Ended December 31, 2003, 2002 and 2001

(5)	Consolidated Statements of Cash Flows for the Years Ended December 31, 2003, 2002 and 2001

(6)	Consolidated Schedule of Investments as of December 31, 2003

(7)	Financial Highlights

(8)	Notes to Consolidated Financial Statements

(9)	Report of Independent Auditors on Consolidating Financial Statements

(10)	Consolidating Balance Sheet as of December 31, 2003

(11)	Consolidating Statement of Operations for the Year Ended December 31, 2003

(12)	Consolidating Statement of Shareholders’ Equity for the Year Ended December 31, 2003

(13)	Consolidating Statement of Cash Flows for the Year Ended December 31, 2003

     (b)  Pro forma financial information.

Filed with this report as Attachment B is Unaudited Pro Forma Consolidated Financial Information related to PMC Commercial Trust.

     Exhibits

2.1	Agreement and Plan of Merger by and between PMC Commercial Trust and PMC Capital, Inc. dated March 27, 2003 (incorporated by reference to Exhibit 2.2 from PMC Commercial Trust’s Form 10-K for the year ended December 31, 2002).

2.2	Amendment No. 1 to Agreement and Plan of Merger between PMC Commercial Trust and PMC Capital, Inc. dated August 1, 2003 (incorporated by reference to Exhibit 2.5 from PMC Commercial Trust’s Form 10-Q for the quarterly period ended June 30, 2003).

23.1	Consent of PricewaterhouseCoopers LLP

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 15, 2004

PMC COMMERCIAL TRUST

By:	/s/ Barry N. Berlin

Barry N. Berlin, Chief Financial Officer

Attachment A

PMC CAPITAL, INC. AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS

WITH REPORT OF INDEPENDENT AUDITORS

AS OF DECEMBER 31, 2003 AND 2002 AND FOR EACH OF
THE THREE YEARS ENDED DECEMBER 31, 2003

PMC CAPITAL, INC. AND SUBSIDIARIES
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Auditors	1
Consolidated Financial Statements:
Consolidated Balance Sheets as of December 31, 2003 and 2002	2
Consolidated Statements of Operations for the Years Ended December 31, 2003, 2002 and 2001	3
Consolidated Statements of Shareholders’ Equity for the Years Ended December 31, 2003, 2002 and 2001	4
Consolidated Statements of Cash Flows for the Years Ended December 31, 2003, 2002 and 2001	5
Consolidated Schedule of Investments as of December 31, 2003	6
Financial Highlights	8
Notes to Consolidated Financial Statements	9
Consolidating Financial Statements:
Report of Independent Auditors on Consolidating Financial Statements	35
Consolidating Balance Sheet as of December 31, 2003	36
Consolidating Statement of Operations for the Year Ended December 31, 2003	37
Consolidating Statement of Shareholders’ Equity for the Year Ended December 31, 2003	38
Consolidating Statement of Cash Flows for the Year Ended December 31, 2003	39

Report of Independent Auditors

To PMC Capital, Inc.:

In our opinion, the accompanying consolidated balance sheets as of December 31, 2003 and 2002, including the schedule of investments as of December 31, 2003 and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2003 and the financial highlights for each of the five years in the period ended December 31, 2003, present fairly, in all material respects, the financial position of PMC Capital, Inc. and its subsidiaries (“the Company”) at December 31, 2003 and 2002, and the results of their operations and their cash flows and the financial highlights for the periods indicated, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities as of December 31, 2003 and 2002, provide a reasonable basis for our opinion.

As discussed in Note 8 to the consolidated financial statements, effective July 1, 2003, the Company adopted Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.”

PricewaterhouseCoopers LLP

Dallas, Texas
March 15, 2004

PMC CAPITAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	December 31,

	2003	2002

ASSETS
Investments at value:
Loans receivable	$49,001	$87,245
Retained interests in transferred assets	44,918	39,235
Cash equivalents	38,665	4,915
Mortgage-backed security of affiliate	1,177	1,381
Investment in unconsolidated subsidiaries	560	81
Restricted investments	49	299
Assets acquired in liquidation	76	2,252

Total investments at value	134,446	135,408

Other assets:
Due from affiliates	1,660	1,839
Deferred charges, deposits and other assets	724	728
Servicing asset	722	768
Cash	338	563
Accrued interest receivable	164	225
Receivable for loans sold	—	637
Property and equipment, net	87	98

Total other assets	3,695	4,858

Total assets	$138,141	$140,266

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Current portion of notes and debentures payable	$15,000	$5,000
Borrower advances	1,874	1,754
Dividends payable	1,485	1,486
Accounts payable	1,259	1,569
Due to affiliates	751	102
Accrued interest payable	679	748
Other liabilities	955	1,294

Total current liabilities	22,003	11,953

Notes and debentures payable	38,500	49,310
Redeemable preferred stock of subsidiary	4,000	—

Total long-term liabilities	42,500	49,310

Total liabilities	64,503	61,263

Commitments and contingencies

Cumulative preferred stock of subsidiary	3,000	7,000

Shareholders’ equity:
Common stock, authorized 30,000,000 shares of $.01 par value, 11,853,516 shares issued and outstanding at December 31, 2003 and 2002	119	119
Additional paid-in capital	71,515	71,508
Dividends in excess of retained earnings	(3,059)	(2,022)
Net unrealized appreciation on investments	2,063	2,398

	70,638	72,003

Total liabilities and shareholders’ equity	$138,141	$140,266

Net asset value per common share	$5.96	$6.07

The accompanying notes are an integral part of these consolidated financial statements.

PMC CAPITAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Years Ended December 31,

	2003	2002	2001

Investment income:
Interest	$6,074	$7,507	$11,568
Income from retained interests in transferred assets	5,363	5,014	5,146
Advisory fee income	1,821	1,927	1,803
Premium income	538	650	501
Equity in income of unconsolidated subsidiaries, net	344	307	382
Other income, net	1,203	1,257	1,352

Total investment income	15,343	16,662	20,752

Expenses:
Salaries and related benefits	4,073	4,160	4,441
Interest	3,090	4,588	5,489
Merger related costs	1,009	—	—
General and administrative	805	914	884
Professional fees	429	325	273
Rent	304	328	321
Loss from operations of assets acquired in liquidation	150	391	—

Total expenses	9,860	10,706	11,408

Net investment income	5,483	5,956	9,344

Realized and unrealized gain (loss) on investments:
Realized losses, net	(2,080)	(2,196)	(2,328)
Sales of loans receivable	1,419	1,446	2,732
Change in unrealized appreciation (depreciation) on investments	(335)	777	819

Total realized and unrealized gain (loss) on investments	(996)	27	1,223

Net increase in net assets resulting from operations	$4,487	$5,983	$10,567

Preferred dividends	$169	$250	$250

Basic and diluted earnings per share	$0.36	$0.48	$0.87

The accompanying notes are an integral part of these consolidated financial statements

PMC CAPITAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001
(In thousands, except per share data)

			Undistributed	Net
			(Dividends in	Unrealized
		Additional	Excess of)	Appreciation
	Common	Paid-in	Retained	on
	Stock	Capital	Earnings	Investments	Total

Balance, January 1, 2001	$119	$71,508	$238	$802	$72,667
Net increase in net assets resulting from operations	—	—	9,748	819	10,567
Dividends:
Preferred	—	—	(250)	—	(250)
Common ($0.85 per common share)	—	—	(10,076)	—	(10,076)

Balance, December 31, 2001	119	71,508	(340)	1,621	72,908
Net increase in net assets resulting from operations	—	—	5,206	777	5,983
Dividends:
Preferred	—	—	(250)	—	(250)
Common ($0.56 per common share)	—	—	(6,638)	—	(6,638)

Balance, December 31, 2002	119	71,508	(2,022)	2,398	72,003
Net increase in net assets resulting from operations	—	—	4,822	(335)	4,487
Issuance of stock options	—	7	—	—	7
Dividends:
Preferred	—	—	(169)	—	(169)
Common ($0.48 per common share)	—	—	(5,690)	—	(5,690)

Balance, December 31, 2003	$119	$71,515	$(3,059)	$2,063	$70,638

The accompanying notes are an integral part of these consolidated financial statements.

PMC CAPITAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
 (In thousands)

	Years Ended December 31,

	2003	2002	2001

Cash flows from operating activities:
Net increase in net assets resulting from operations	$4,487	$5,983	$10,567
Adjustments to reconcile net increase in net assets resulting from operations to net cash provided by operating activities:
Loans funded, held for sale	(4,616)	(6,006)	(5,608)
Proceeds from sale of guaranteed loans	5,317	6,146	7,778
Realized and unrealized (gain) loss on investments	996	(27)	(1,223)
Unrealized premium income, net	(53)	(65)	(14)
Depreciation and amortization	251	483	441
Accretion of loan discount	(77)	(136)	(167)
Stock-based compensation charge	7	—	—
Equity in income of unconsolidated subsidiaries, net	(344)	(307)	(382)
Other operating assets and liabilities	(270)	1,661	(1,151)

Net cash provided by operating activities	5,698	7,732	10,241

Cash flows from investing activities:
Loans funded	(28,259)	(39,807)	(60,369)
Purchase of loans through exercise of options	—	(1,176)	(2,272)
Principal collected	10,002	13,891	10,063
Proceeds from debt issued by SPEs, net	50,631	37,901	44,511
Proceeds from retained interests in transferred assets	3,317	4,114	2,899
Proceeds from mortgage-backed security of affiliate	178	313	144
Proceeds from sales of assets	875	498	—
Distributions from unconsolidated subsidiaries	380	393	462
Investment in unconsolidated subsidiaries	(150)	(100)	—
Purchase of property and equipment	(40)	(36)	(33)
Investment in assets acquired in liquidation	(190)	(558)	—
Investment in retained interests in transferred assets, net	(3,496)	(4,425)	(2,508)
Release of (investment in) restricted cash	250	(203)	82
Advances from (to) unconsolidated affiliates, net	1,173	(541)	(226)

Net cash provided by (used in) investing activities	34,671	10,264	(7,247)

Cash flows from financing activities:
Proceeds from issuance of notes and debentures payable	—	—	10,000
Payment of dividends on common stock	(5,690)	(7,586)	(10,668)
Payment of dividends on preferred stock	(169)	(250)	(250)
Payment of notes payable	(5,000)	(5,000)	(6,667)
Issuance (payment) of SBA debentures	4,190	(17,000)	—
Payment of debt issuance costs	(175)	—	—

Net cash used in financing activities	(6,844)	(29,836)	(7,585)

Net increase (decrease) in cash and cash equivalents	33,525	(11,840)	(4,591)
Cash and cash equivalents, beginning of year	5,478	17,318	21,909

Cash and cash equivalents, end of year	$39,003	$5,478	$17,318

The accompanying notes are an integral part of these consolidated financial statements.

PMC CAPITAL, INC. AND SUBSIDIARIES
CONSOLIDATED SCHEDULE OF INVESTMENTS
DECEMBER 31, 2003
(Dollars in thousands)

	Loans Receivable (1) (2)

	Number
	of
Category/Issuer	Loans	Value	%	Cost	%

Loans to small business concerns:
First Western SBLC, Inc. and Subsidiary (Small business lending company loans)
Hotels and motels	46	$8,318	17.0%	$8,332	16.9%
Gasoline/service stations	14	1,764	3.6%	1,790	3.6%
Restaurants	16	894	1.8%	953	1.9%
Retail, other	14	863	1.8%	874	1.8%
Services	19	763	1.6%	799	1.6%
Car washes	3	354	0.7%	359	0.7%
Wholesale	5	159	0.3%	159	0.3%
Manufacturing	4	142	0.3%	142	0.3%
Health care	4	131	0.3%	131	0.3%
Food and grocery stores	1	101	0.2%	131	0.3%
Laundromats	2	99	0.2%	104	0.2%
Other	1	58	0.1%	58	0.1%

Total	129	13,646	27.9%	13,832	28.0%

Western Financial Capital Corporation (Small business investment company loans)
Hotels and motels	7	6,880	14.0%	6,880	13.9%
Other	3	17	—	17	—
Health care	3	—	—	34	0.1%

Total	13	6,897	14.0%	6,931	14.0%

PMC Investment Corporation (Specialized small business investment company loans)
Hotels and motels	13	13,135	26.8%	13,362	27.0%
Gasoline/service stations	1	528	1.1%	528	1.1%
Health care	1	78	0.2%	78	0.2%

Total	15	13,741	28.1%	13,968	28.3%

PMC Capital, Inc. (Commercial loans)
Hotels and motels	10	11,890	24.3%	11,890	24.0%
Other	1	1,336	2.7%	1,336	2.7%
Apartment complex	1	893	1.8%	893	1.8%
Gasoline/service stations	2	598	1.2%	598	1.2%

Total	14	14,717	30.0%	14,717	29.7%

Total loans receivable	171	$49,001	100.0%	$49,448	100.0%

(Continued on next page)

PMC CAPITAL, INC. AND SUBSIDIARIES
CONSOLIDATED SCHEDULE OF INVESTMENTS
DECEMBER 31, 2003
(Continued - dollars in thousands)

Category/Issuer	Value	%	Cost	%

Total loans receivable (from prior page)	$49,001	36.4%	$49,448	37.4%

Investment in retained interests in transferred assets of:
PMC Capital L.P. 1998-1 and affiliate	3,249	2.4%	2,942	2.2%
PMC Capital L.P. 1999-1 and affiliate	6,767	5.0%	6,481	4.9%
PMC Joint Venture, L.P. 2000 and affiliate	4,095	3.0%	4,011	3.0%
PMC Joint Venture, L.P. 2001 and affiliate	8,647	6.4%	8,344	6.3%
PMC Joint Venture, L.P. 2002-1 and affiliate	8,854	6.6%	8,366	6.3%
PMC Joint Venture, L.P. 2003-1 and affiliate	11,450	8.5%	11,142	8.4%
First Western 1997	967	0.7%	857	0.6%
Secondary market loan sales	888	0.8%	673	0.6%

Total investment in retained interests in transferred assets	44,917	33.4%	42,816	32.3%

Money market and fund deposit accounts (3):
Bank One money market saving accounts	36,660	27.3%	36,660	27.7%
Merrill Lynch Premier Fund	2,005	1.5%	2,005	1.5%

Total money market and fund deposit accounts	38,665	28.8%	38,665	29.2%

Other investments:
Assets acquired in liquidation	76	0.1%	76	0.1%
Investment in Class B certificate of PMC Capital L.P. 1998-1	1,177	0.9%	1,134	0.9%
Restricted investments	49	—	49	—
Investment in PMC Funding Corp. and subsidiary	64	—	64	—
Investment in PMC Asset Holding, LLC	479	0.4%	114	0.1%
Investment in PMC Advisers, Ltd. and subsidiary	17	—	17	—

Total other investments	1,862	1.4%	1,454	1.1%

Total investments (4)	$134,445	100.0%	$132,383	100.0%

(1)	Names have been omitted as disclosure to the public may be detrimental to the small business.

(2)	Interest rates on loans receivable range from 5.0% to 15.0% at December 31, 2003.

(3)	Interest or dividend rates on money market and fund deposit accounts range from 0.6% to 1.8% at December 31, 2003.

(4)	The aggregate cost of investments for Federal income tax purposes is approximately $127.9 million (unaudited).

The accompanying notes are an integral part of these consolidated financial statements.

PMC CAPITAL, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS

	Years Ended December 31,

	2003	2002	2001	2000	1999

Per share operating performance (1):
Net asset value, beginning of period	$6.07	$6.15	$6.13	$6.20	$6.10

Net investment income	0.46	0.50	0.79	0.87	0.98
Total realized and unrealized gain (loss) on investments (2)	(0.08)	—	0.10	0.08	0.16

Total from investment operations	0.38	0.50	0.89	0.95	1.14

Less distributions to:
Preferred shareholder of consolidated subsidiary (3)	0.01	0.02	0.02	0.02	0.02
Common shareholders	0.48	0.56	0.85	1.00	1.02

Total distributions	0.49	0.58	0.87	1.02	1.04

Net asset value, end of period	$5.96	$6.07	$6.15	$6.13	$6.20

Per share market value, end of period	$5.57	$4.21	$7.09	$8.00	$8.25

Total investment return	44%	(32%)	(1%)	9%	9%

Ratios and supplemental data:
Net assets, end of period (in thousands)	$70,638	$72,003	$72,908	$72,667	$73,314

Ratio of expenses to average net assets	14%	15%	16%	15%	15%

Ratio of net investment income to average net assets	8%	8%	13%	14%	16%

Ratio of net increase in net assets resulting from operations to average net assets	6%	8%	15%	15%	18%

Portfolio turnover (4)	85%	72%	56%	44%	87%

Basic weighted average common shares outstanding (in thousands)	11,854	11,854	11,854	11,841	11,829

Average debt outstanding (in thousands)	$59,636	$69,612	$75,326	$70,800	$74,593

Average debt per common share	$5.03	$5.87	$6.35	$5.99	$6.31

Footnotes:

(1)	The per share changes during the year are based on the basic weighted average number of shares outstanding during the year presented and expresses the per share operating performance in terms of a single share outstanding throughout each fiscal period.

(2)	The per share net gains or losses on securities (realized and unrealized) includes the effect of stock issuances and other changes in per share amounts during the year presented.

(3)	Effective July 1, 2003, the Company adopted Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.” In connection with the adoption, $4,000,000 of 4% preferred stock of our subsidiary was reclassified to a liability and dividends subsequent to July 1, 2003 are included within per share amounts for net investment income.

(4)	Included in the computation of portfolio turnover are the sales of loans through the secondary market or private placement.

The accompanying notes are an integral part of these consolidated financial statements.

PMC CAPITAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Summary of Significant Accounting Policies:

Business

At December 31, 2003, PMC Capital, Inc. (“PMC Capital” and, together with its subsidiaries, “we,” “us” or “our”) was a diversified closed-end management investment company that elected to operate as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”).

Our three principal subsidiaries are: First Western SBLC, Inc. (“First Western”), PMC Investment Corporation (“PMCIC”) and Western Financial Capital Corporation (“Western Financial”). In addition to our lending operations, we earned revenue as an investment advisor who evaluated and serviced loans and other investments pursuant to fee arrangements with PMC Commercial Trust (“PMC Commercial”). PMC Commercial is a real estate investment trust and our affiliate as a result of common management.

First Western, PMCIC and Western Financial are registered under the 1940 Act as diversified closed-end management investment companies. In addition, PMC Capital was either directly or indirectly the sole shareholder or partner of several non-investment company subsidiaries. These are: PMC Advisers, Ltd. and its subsidiary (“PMC Advisers”); PMC Funding Corp. and its subsidiary (“PMC Funding”); PMC Asset Holding, LLC (“Asset Holding”), PMC Capital, L.P. 1998-1 (the “1998 Partnership”) and PMC Capital, L.P. 1999-1 (the “1999 Partnership”).

In addition, at December 31, 2003, PMC Capital owned approximately 32% of PMC Joint Venture, L.P. 2000 (the “2000 Joint Venture”), 58% of PMC Joint Venture, L.P. 2001 (the “2001 Joint Venture”), 61% of PMC Joint Venture, L.P. 2002-1 (the “2002 Joint Venture”) and 56% of PMC Joint Venture, L.P. 2003-1 (the “2003 Joint Venture”, and together with the 2000 Joint Venture, the 2001 Joint Venture and the 2002 Joint Venture, the “Joint Ventures”). PMC Commercial owned the remaining interests in the Joint Ventures. The Joint Ventures, together with the 1998 Partnership and the 1999 Partnership, comprised our special purpose entities (“SPEs”).

Principles of Consolidation

The consolidated financial statements include the accounts of PMC Capital and its wholly-owned regulated investment company subsidiaries, First Western, PMCIC and Western Financial. All material intercompany balances and transactions have been eliminated.

PMC Advisers, which primarily acted as the investment advisor for PMC Commercial, and PMC Funding and Asset Holding, which held assets on our behalf, were accounted for using the equity method of accounting in conformity with Federal securities laws. Our ownership interests in our SPEs created in conjunction with structured loan transactions are accounted for as retained interests in transferred assets (“Retained Interests”) in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities” (“SFAS No. 140”).

Special Purpose Entities

The 1998 Partnership and the 1999 Partnership were formed as Delaware limited partnerships in connection with our structured loan sale transactions to acquire loans from us and issue debt through private placements.

The Joint Ventures were formed as Delaware limited partnerships in connection with structured loan sale transactions completed with PMC Commercial. The Joint Ventures acquired loans from us and PMC Commercial, and issued debt through private placements.

The transfers of assets to the SPEs have been accounted for as sales and our ownership interests in the SPEs are accounted for as Retained Interests.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires us to make estimates and assumptions that affect (i) the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and, (ii) the reported amounts of revenues and expenses during the reporting period. Actual results could differ from our estimates. Our most sensitive estimates involve the valuation of our loans receivable, assets acquired in liquidation and Retained Interests.

PMC CAPITAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Valuation of Investments

All investments are valued by our Board of Directors in good faith with the resulting unrealized gains and losses recorded in earnings.

Loans Receivable: The Board of Directors has determined that the fair value of loans receivable approximates the remaining unamortized principal balance of the loans, unless there is doubt as to the realization of the loan. The determination of whether doubt exists regarding the ultimate realization of a loan requires judgment and consideration of the facts and circumstances existing at the valuation date. Changes to the facts and circumstances of the borrower, the hospitality industry and the economy may cause a decline in the fair value of the loan, and ultimately realized and unrealized losses. When doubt exists, the fair value of the loan receivable is then based upon the value of the collateral. In the absence of a readily ascertainable market, the value of our loans receivable may differ from the values that would be placed on the loans receivable if a ready market existed. There can be no assurance of the accuracy of these estimates. For loans originated under the SBA 7(a) Loan Program (the “SBA 7(a) Program”), when we sell the SBA guaranteed portion of loans, a portion of the sale proceeds representing the difference in the face amount of the unguaranteed portion of the loans and the value of the loans (the “Retained Loan Discount”) is recorded as a reduction in basis of the retained portion of the loan rather than premium income.

Retained Interests: Represents our interest in SPEs created in conjunction with our structured loan sale transactions. The fair value of our Retained Interests is based on estimates of the present value of future cash flows we expect to receive from the SPEs. Estimated future cash flows are based in part upon estimates of prepayment speeds and loan losses on the loans transferred to the SPEs. Prepayment speeds and loan losses are estimated based on the current and anticipated interest rate and competitive environments and our historical experience with these and similar loans receivable. The discount rates utilized are determined for each of the components of the Retained Interests as estimates of market rates based on interest rate levels considering the risks inherent in the transaction. There can be no assurance of the accuracy of these estimates. Any appreciation of our Retained Interests is included in the accompanying statement of operations as an unrealized gain on investments. Any depreciation of our Retained Interests is included in the accompanying statement of operations as either a realized loss (if there is a reduction in expected future cash flows) or an unrealized loss on investments.

Cash Equivalents: We generally consider all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents are carried at value, which approximates cost.

Assets Acquired in Liquidation: Assets acquired in liquidation are carried at our Board of Directors’ determination of fair value, based upon an expectation of the proceeds to be received from the sale of the collateral after payment of selling costs, necessary capital improvements and holding costs.

Mortgage-Backed Security of Affiliate: The mortgage-backed security represents our ownership of the Class B notes of the 1998 Partnership and is valued based on discounted cash flow techniques.

Restricted Investments: Our restricted investments consist of highly liquid investments purchased with an original maturity of three months or less. Restricted investments are carried at value, which approximates cost.

Investment in Unconsolidated Subsidiaries: Our investments in unconsolidated subsidiaries are carried at fair value which is determined by the Board of Directors and includes a determination of value for the assets and liabilities of the unconsolidated subsidiaries.

Deferred Charges

Costs incurred in connection with the issuance of SBA debentures are included in deferred charges, deposits and other assets. These costs are amortized to interest expense over the life of the related obligation utilizing a method which approximates the effective interest method.

Property and Equipment

Property, equipment and leasehold improvements are carried at their cost less accumulated depreciation and amortization. Depreciation and amortization are computed using accelerated methods, with estimated useful lives ranging from five to seven years.

PMC CAPITAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Borrower Advances

As part of the monitoring process to verify that the borrowers’ cash equity is utilized for its intended purpose, we receive deposits from the borrowers and release the funds upon presentation of appropriate documentation. Funds held on behalf of borrowers are included as a liability on the accompanying consolidated balance sheets.

Net Unrealized Appreciation on Investments

Net unrealized appreciation on investments on the accompanying consolidated balance sheet represents the difference between the cost and fair value of our investments.

Interest Income

Interest income includes interest earned on loans and our short-term investments. Interest income on loans is accrued as earned with the accrual of interest suspended when the related loan becomes a non-accrual loan. Loans receivable are generally classified as non-accrual (a “Non-Accrual Loan”) if (i) they are past due as to payment of principal or interest for a period of more than 60 days, (ii) a loan or a portion of a loan is classified as impaired or charged-off or (iii) loans receivable that are current or past due less than 60 days if the repayment in full of principal and/or interest is in doubt. Interest income on a Non-Accrual Loan is recognized on the cash basis and we reverse previously recorded interest income which is deemed uncollectible.

The Retained Loan Discount is amortized to interest income over the life of the underlying loan based on an effective interest method unless the underlying loans receivable are prepaid or sold.

Income from Retained Interests

The income from our Retained Interests is comprised of the yield earned on our Retained Interests which is determined based on estimates of future cash flows and includes any fees collected (i.e., late fees, prepayment fees, etc.) by the SPEs in excess of anticipated fees. We update our cash flow assumptions on a quarterly basis and any changes to cash flow assumptions impact the yield on our Retained Interests.

Premium Income

Premium income represents the difference between the value attributable to the sale of the guaranteed portion of a loan originated under the SBA 7(a) Program and the principal balance (cost) of the loan. The sale price includes the value attributable to any excess servicing spread retained by us plus any cash received.

Stock-Based Compensation Plan

At December 31, 2003, we have a stock-based compensation plan, which is described more fully in Note 15. Effective January 1, 2003, we adopted the fair value recognition provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” (“SFAS No. 123”) prospectively to all awards granted, modified or settled after January 1, 2003. Awards under the plan generally vest over a one-year period.

The following table illustrates the effect on our net increase in net assets resulting from operations and earnings per share if the fair value based method had been applied to all outstanding and unvested awards in each period:

	December 31,

	2003		2002		2001

	As	Pro	As	Pro	As	Pro
	Reported	Forma	Reported	Forma	Reported	Forma

	(In thousands, except per share data)
SFAS No. 123 charge	$7	$7	$—	$26	$—	$24
APB 25 charge	$—	$—	$—	$—	$—	$—
Net increase in net assets resulting from operations	$4,487	$4,487	$5,983	$5,957	$10,567	$10,543
Basic and diluted earnings per common share	$0.36	$0.36	$0.48	$0.48	$0.87	$0.87

The effects of applying SFAS No. 123 in this pro forma disclosure are not indicative of future amounts.

PMC CAPITAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Realized and Unrealized Gain (Loss) on Investments

Realized and unrealized gain (loss) on investments consists of the following:

•	Realized losses, net – represents the cost basis of investments disposed of less proceeds received or investments otherwise written-off.

•	Sales of loans receivable – represents the gain or loss on disposition of loans receivable measured by the difference between the net proceeds from the sale and the cost basis of the loan receivable.

•	Change in unrealized appreciation (depreciation) on investments – represents the change in the cumulative difference between the fair value and the cost of investments held on our consolidated balance sheets.

Federal Income Taxes

We have elected to be treated as a regulated investment company by meeting certain requirements of the Internal Revenue Code of 1986, as amended (the “Code”) relating to the distribution of our net investment income to shareholders. Therefore, we incur no Federal income tax liability on such income. Based on our status as a regulated investment company, we may elect to retain, deem to distribute or distribute, in whole or in part, net long-term capital gains realized on the disposition of our investments.

Distributions to Shareholders

Distributions to shareholders are recorded on the ex-dividend date.

Derivatives

As a result of certain of our variable-rate loans receivable having interest rate floors, we are deemed to have derivative investments. However, in accordance with SFAS No. 133, as amended, we are not required to bifurcate these investments; therefore, they are not accounted for as derivatives. We do not use derivatives for speculative purposes.

Concentration of Credit Risk

At various times throughout the year, we maintain cash and cash equivalents and restricted investments in accounts with various financial institutions in excess of the amount insured by the Federal Deposit Insurance Corporation. We regularly monitor the financial stability of these financial institutions and do not believe there is a significant credit risk associated with deposits in excess of federally insured amounts.

Reclassifications

Certain prior period amounts have been reclassified to conform to the current year presentation. These reclassifications had no effect on previously reported net increase in net assets resulting from operations (hereinafter referred to as “net income”) or shareholders’ equity.

Recently Issued Accounting Pronouncements

The Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46, “Consolidation of Variable Interest Entities, an interpretation of ARB 51” (“FIN 46”) in January 2003. In December 2003, FASB issued Interpretation No. 46R which replaced FIN 46 and clarified the application of ARB 51. The primary objectives of FIN 46R are to provide guidance on (i) the identification of entities for which control is achieved through means other than voting rights, Variable Interest Entities (“VIEs”), and (ii) how to determine when and which business enterprise should consolidate the VIE (“the primary beneficiary”). This new model for consolidation applies to an entity which either (i) the equity investors, if any, do not have a controlling financial interest or (ii) the equity investment at risk is not considered sufficient (based on both quantitative and qualitative considerations) to finance the entity’s activities without receiving additional subordinated financial support from other parties, including the entity’s own equity investors. In addition, FIN 46R requires that both the primary beneficiary and all other enterprises with a significant variable interest in a VIE make additional disclosures. FIN 46R will not impact our consolidated financial statements since it is not applicable to qualifying SPEs accounted for in accordance with SFAS No. 140.

In April 2003, FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.” The statement, which is effective for contracts entered into or modified after June 30, 2003 and hedging relationships designated after June 30, 2003, amends and clarifies financial accounting and reporting for derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133. The statement requires that contracts with comparable characteristics be accounted for similarly. Specifically, the statement (i) clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative, (ii) clarifies when a derivative contains a financing component, (iii) amends the definition of an underlying to conform it to FASB Interpretation No. 45 and (iv) amends certain other related existing pronouncements. SFAS No. 149 did not impact our consolidated financial statements.

PMC CAPITAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2. Loans Receivable:

Loans receivable consisted of the following:

	December 31,

	2003	2002

	(In thousands)
SBIC commercial loans	$20,638	$39,396
Other commercial loans	14,717	33,380
SBA 7(a) loans	13,646	14,469

Balance, end of year	$49,001	$87,245

At December 31, 2003 and 2002, respectively, approximately $37.9 million and $71.3 million of our loans receivable had a variable interest rate (reset on a quarterly basis) based upon either LIBOR or the prime rate and $11.1 million and $15.9 million had a fixed interest rate, respectively. The weighted average interest rate of our variable-rate loans receivable was 5.8% and 6.0% at December 31, 2003 and 2002, respectively. The weighted average interest rate of our fixed-rate loans receivable was 9.6% and 10.4% at December 31, 2003 and 2002, respectively.

Our loans receivable were geographically concentrated as follows:

	Percentage of Loans Receivable
	December 31,

	2003	2002

Texas	27%	29%
Georgia	13%	7%
Florida	8%	5%
California	7%	6%
Mississippi	5%	—
South Carolina	4%	9%
New York	4%	1%
Louisiana	4%	—
Pennsylvania	4%	3%
North Carolina	3%	8%
Other	21%	32%

	100%	100%

At December 31, 2003, loans receivable to businesses in the hospitality industry comprised 82% of our loans receivable. Any economic factors that negatively impact the hospitality industry could have a material adverse effect on our financial condition or results of operations.

At December 31, 2003 and 2002, loans receivable of $2.7 million and $5.7 million, respectively, were either greater than 60 days past due, litigation against the borrowers had commenced, the loan was identified as impaired or the loans were in the process of liquidation. Impaired loans at December 31, 2002 included a loan ($1.2 million) collateralized by a golf facility and two loans ($1.4 million) collateralized by limited service hospitality properties. These properties were liquidated during 2003.

PMC CAPITAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The activity in unrealized depreciation on loans receivable was as follows:

	Years Ended December 31,

	2003	2002	2001

	(In thousands)
Balance, beginning of year	$711	$443	$659
Unrealized losses	264	483	809
Principal balance written-off, net	(528)	(215)	(1,025)

Balance, end of year	$447	$711	$443

The investment in loans identified as impaired and the related unrealized depreciation was as follows:

	December 31,

	2003	2002	2001

	(In thousands)
Impaired loans	$2,687	$5,728	$6,152
Unrealized depreciation	(447)	(711)	(443)

	$2,240	$5,017	$5,709

We recorded interest income, primarily on the cash basis of accounting, of approximately $126,000, $525,000 and $560,000 on our impaired loans during 2003, 2002 and 2001, respectively. Had these impaired loans performed in accordance with their original terms, additional interest income of approximately $70,000, $200,000 and $190,000 would have been recognized during 2003, 2002 and 2001, respectively.

Note 3. Retained Interests:

In our structured loan sale transactions, we contributed loans receivable to an SPE in exchange for an ownership interest in that entity. The SPE issued notes payable (the “Structured Notes”) (usually through a private placement) to third parties (“Structured Noteholders”). The SPE then distributed a portion of the proceeds from the Structured Notes to us. The Structured Notes are collateralized solely by the assets of the SPE which means that should the SPE fail to make payments on the Structured Notes, the Structured Noteholders have no recourse against us. Upon the completion of our structured loan sale transactions, we recorded the transfer of loans receivable as a sale in accordance with SFAS No. 140. As a result, the loans receivable contributed to the SPE, the Structured Notes issued by the SPE, and the operating results of the SPE are not included in our consolidated financial statements. The difference between (i) the carrying value of the loans receivable sold and (ii) the sum of (a) the cash received and (b) the present value of the estimated future cash flows from the Retained Interests, constituted the gain or loss on sale. Retained Interests are carried at estimated fair value (determined in good faith by our Board of Directors), with realized and unrealized gains and losses included in our consolidated statements of operations.

PMC CAPITAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Information pertaining to our SPEs was as follows. Balances represent PMC Capital’s share of the respective Joint Ventures.

			2000
	1998	1999	Joint
	Partnership	Partnership	Venture

	(Dollars in thousands)
Transaction date	11/24/98	06/03/99	12/18/00
At inception:
Principal amount of sold loans	$43,144	$60,481	$28,046
Structured Notes issued	$39,646	$55,648	$24,955
Interest rate on the Structured Notes	Prime - 1%	6.60%	7.28%
Structured Notes rating (1)	“Aaa”	“Aaa”	“Aaa”
Weighted average interest rate of loans	Prime + 1.26%	9.59%	9.54%
Weighted average remaining life (2)	5.05 years	4.49 years	5.24 years
Aggregate principal losses assumed (3)	3.25%	3.02%	2.41%
Discount rate assumptions	12.5%	13.8%	9.3% to 14.0%
Constant prepayment rate assumption (4)	8.0%	12.0%	8.0%
Net gain recorded	$925	$2,564	$564
Value of Retained Interests	$7,126	$9,731	$5,573
At December 31, 2003:
Principal outstanding on sold loans (5)	$22,499	$30,053	$18,605
Structured Notes balance outstanding	$21,435	$28,161	$15,927
Cash in the collection account	$332	$2,180	$228
Cash in the reserve account	$1,816	$1,906	$1,125
Weighted average interest rate of loans	Prime + 1.22%	9.41%	9.28%
Discount rate assumptions (6)	4.0% to 12.1%	7.4% to 12.1% %	7.5% to 12.2%
Constant prepayment rate assumption (4)	11.0%	14.0%	14.0%
Weighted average remaining life (2)	3.24 years	2.96 years	3.07 years
Aggregate principal losses assumed (3)	3.25%	2.30%	3.91%
Aggregate principal losses to date	—%	—%	4.27%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	2001	2002	2003
	Joint	Joint	Joint
	Venture	Venture	Venture

	(Dollars in thousands)
Transaction date	06/27/01	04/12/02	10/07/03
At inception:
Principal amount of sold loans	$49,194	$43,218	$57,758
Structured Notes issued	$45,233	$38,897	$51,983
Interest rate on the Structured Notes	6.36%	6.67%	LIBOR + 1.25%
Structured Notes rating (1)	“Aaa”	“Aaa”	“Aaa”
Weighted average interest rate of loans	9.78%	9.53%	LIBOR + 4.02%
Weighted average remaining life (2)	5.26 years	5.05 years	4.70 years
Aggregate principal losses assumed (3)	2.86%	2.71%	2.96%
Discount rate assumptions	8.5% to 13.3%	8.2% to 12.9%	7.8% to 11.6%
Constant prepayment rate assumption (4)	9.0%	9.0%	10.0%
Net gain recorded	$2,732	$1,463	$1,419
Value of Retained Interests	$9,186	$8,772	$11,044
At December 31, 2003:
Principal outstanding on sold loans (5)	$38,169	$37,319	$56,661
Structured Notes balance outstanding	$35,680	$34,278	$51,098
Cash in the collection account	$1,983	$1,757	$521
Cash in the reserve account	$2,379	$2,318	$3,242
Weighted average interest rate of loans	9.64%	9.63%	LIBOR + 4.02%
Discount rate assumptions (6)	7.5% to 12.2%	7.5% to 12.2%	7.7% to 12.1%
Constant prepayment rate assumption (4)	10.0%	10.0%	10.0%
Weighted average remaining life (2)	4.46 years	4.02 years	4.66 years
Aggregate principal losses assumed (3)	4.25%	3.18%	3.09%
Aggregate principal losses to date	—%	—%	—%

(1)	Structured Notes issued by the SPEs were rated by Moody’s Investors Service, Inc.

(2)
The weighted average life is calculated by summing the product of (i) the sum of the principal collections expected in each future period multiplied by (ii) the number of periods until collection, and then dividing that total by (iii) the remaining or initial principal balance, as applicable.

(3)	Represents aggregate estimated future losses as a percentage of the principal outstanding based upon per annum estimated losses ranging from 0.6% to 1.5%.

(4)	The prepayment rate was based on the actual performance of the loan pools, adjusted for anticipated principal prepayments considering other similar loans.

(5)	Approximately 92% concentrated in the hospitality industry and 28% to borrowers in Texas. No other state had a concentration greater than 10%.

(6)	The discount rates utilized were (i) 4.0% to 7.7% for our required overcollateralization, (ii) 9.1% to 9.2% for our reserve funds and (iii) 12.1% to 12.2% for our interest-only strip receivables.

In addition to the transactions described above, First Western has Retained Interests. First Western sold the unguaranteed portion of its loans receivable through a private placement in 1997 (“FW 97”) and has retained the right to service these loans receivable. Pursuant to the sale, First Western maintains a reserve fund and receives cash flow from the interest-only strip receivable established in connection with the sold loans receivable. At December 31, 2003, the principal balance outstanding on the sold loans of FW 97 was $2.8 million and the reserve fund balance (currently at its minimum requirement) was $912,000.

The SBA guaranteed portions of First Western’s loans receivable are sold to either dealers in government guaranteed loans receivable or institutional investors (“Secondary Market Loan Sales”) as the loans are fully funded. On all Secondary Market Loan Sales, we retain an excess spread between the interest rate paid to us from our borrowers and the rate we pay

PMC CAPITAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

to the purchaser of the guaranteed portion of the note. At December 31, 2003 and 2002, the aggregate principal balance of First Western’s serviced loans receivable on which we have an excess spread was $45.2 million and $47.6 million, respectively, and the weighted average excess spread (before estimated servicing costs) was 1.8% and 1.8%, respectively.

In determining the fair value of our Retained Interests related to First Western, our assumptions at December 31, 2003 included prepayment speeds ranging from 20% to 30% per annum, a loss rate of 0.2% per annum (relates only to FW 97) and discount rates ranging from 5.0% to 12.0%.

The value of our Retained Interests is based on an estimate of the discounted future cash flows we will receive. In determining the present value of expected future cash flows, estimates are made in determining the amount and timing of those cash flows and the discount rates. The amount and timing of cash flows is generally determined based on estimates of loan losses and anticipated prepayment speeds relating to the loans receivable contributed to the SPE. Actual loan losses and prepayments may vary significantly from assumptions. The discount rates utilized in computing the estimated fair value are based upon estimates of the inherent risks associated with each cash flow stream. Due to the limited number of entities that conduct transactions with similar assets, the relatively small size of our Retained Interests and the limited number of buyers for such assets, no readily ascertainable market exists. Therefore, our estimate of the fair value may or may not vary significantly from what a willing buyer would pay for these assets.

The components of our Retained Interests are as follows:

(1)	The required overcollateralization (the “OC Piece”). The OC Piece represents the excess of the loans receivable contributed to the SPE over the principal amount of the Structured Notes Payable issued by the SPE, which serves as additional collateral for the Structured Noteholders.

(2)	The “Reserve Fund” and the interest earned thereon. The Reserve Fund represents cash that is required to be kept in a liquid cash account by the SPE, pursuant to the terms of the transaction documents as collateral for the Structured Noteholders, a portion of which was contributed by us to the SPE upon formation and a portion of which is built up over time by the SPE from the cash flows from the underlying loans receivable.

(3)	The interest-only strip receivable (the “IO Receivable”). The IO Receivable is comprised of the cash flows that will be received by us in the future after payment by the SPE of (a) all interest and principal due to the Structured Noteholders, (b) payment of all principal and interest due on the OC Piece, (c) any required funding of the Reserve Fund and (d) on-going costs of the transaction.

PMC CAPITAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Our Retained Interests consisted of the following:

	December 31, 2003

	Value

	OC Piece	Reserve Fund	IO Receivable	Total	Cost

	(In thousands)
First Western	$—	$871	$984	$1,855	$1,529
1998 Limited Partnership	1,295	1,388	566	3,249	2,943
1999 Limited Partnership	3,965	1,535	1,267	6,767	6,481
2000 Joint Venture	2,952	942	202	4,096	4,012
2001 Joint Venture	4,503	1,786	2,358	8,647	8,344
2002 Joint Venture	4,939	1,863	2,052	8,854	8,366
2003 Joint Venture	6,114	2,480	2,856	11,450	11,141

	$23,768	$10,865	$10,285	$44,918	$42,816

	December 31, 2002

	Value

	OC Piece	Reserve Fund	IO Receivable	Total	Cost

	(In thousands)
First Western	$—	$842	$1,122	$1,964	$1,620
1998 Limited Partnership	1,519	1,672	823	4,014	3,553
1999 Limited Partnership	4,216	1,923	1,967	8,106	7,540
2000 Joint Venture	3,058	1,420	323	4,801	4,492
2001 Joint Venture	4,798	2,282	3,613	10,693	9,603
2002 Joint Venture	5,213	2,036	2,408	9,657	8,965

	$18,804	$10,175	$10,256	$39,235	$35,773

The following sensitivity analysis of our Retained Interests as of December 31, 2003 highlights the volatility that results when prepayments, losses and discount rates are different than our assumptions:

		Asset and Net
Changed Assumption	Value	Income Change

	(In thousands)
Losses increase by 50 basis points per annum (1)	$42,210	($2,708)
Losses increase by 100 basis points per annum (1)	$39,596	($5,322)
Rate of prepayments increases by 5% per annum (2)	$43,856	($1,062)
Rate of prepayments increases by 10% per annum (2)	$43,077	($1,841)
Discount rates increase by 100 basis points	$43,131	($1,787)
Discount rates increase by 200 basis points	$41,458	($3,460)

(1)
If we experience significant losses (i.e,. in excess of anticipated losses), the effect on our Retained Interests would first be to reduce the value of the IO Receivables. To the extent the IO Receivables could not fully absorb the losses, the effect would then be to reduce the value of our Reserve Funds and then the value of our OC Pieces.

(2)	For example, an 8% assumed rate of prepayment would be increased to 13% or 18% based on increases of 5% or 10% per annum, respectively.

These sensitivities are hypothetical and should be used with caution. Values based on changes in these assumptions generally cannot be extrapolated since the relationship of the change in assumption to the change in value may not be linear. The effect of a variation in a particular assumption on the fair value of our Retained Interests is calculated without changing any other assumption. In reality, changes in one factor are not isolated from changes in another which might magnify or counteract the sensitivities.

PMC CAPITAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following information summarizes the financial position of the SPEs at December 31, 2003 and 2002. We own 100% of the 1998 Partnership and the 1999 Partnership and 32% of the 2000 Joint Venture, 58% of the 2001 Joint Venture, 61% of the 2002 Joint Venture and 56% of the 2003 Joint Venture at December 31, 2003. At December 31, 2002, we owned 34% of the 2000 Joint Venture, 61% of the 2001 Joint Venture and 61% of the 2002 Joint Venture.

Summary of Financial Position (1):

	1998		1999
	Partnership		Partnership

	2003	2002	2003	2002

		(In thousands)
Loans Receivable, Net	$22,258	$25,865	$30,053	$39,216

Total Assets	$24,463	$28,477	$34,294	$42,475

Notes Payable	$21,435	$24,806	$28,161	$35,907

Total Liabilities	$21,490	$24,885	$28,317	$36,106

Partners’ Capital	$2,973	$3,592	$5,977	$6,369

	2000		2001
	Joint Venture		Joint Venture

	2003	2002	2003	2002

	(In thousands)
Loans Receivable, Net	$65,608	$70,627	$65,731	$73,220

Asset Acquired in Liquidation, Net	$—	$1,411	$—	$—

Total Assets	$70,683	$76,434	$72,422	$81,302

Notes Payable	$57,634	$62,658	$61,165	$69,146

Total Liabilities	$57,809	$62,848	$61,327	$69,329

Partners’ Capital	$12,874	$13,586	$11,095	$11,973

PMC CAPITAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

			2003
	2002		Joint
	Joint Venture		Venture

	2003	2002	2003

	(In thousands)
Loans Receivable, Net	$63,471	$69,025	$101,360

Total Assets	$69,765	$74,322	$108,293

Notes Payable	$57,788	$62,152	$91,408

Total Liabilities	$57,948	$62,325	$91,503

Partners’ Capital	$11,817	$11,997	$16,790

(1)	Balances represent 100% of the limited partnership interests in the Joint Ventures.

The following information summarizes the results of operations for the periods ended December 31, 2003, 2002 and 2001.

Summary of Operations (1):

	1998 Partnership			1999 Partnership

	2003	2002	2001	2003	2002	2001

	( In thousands)
Interest Income	$1,351	$1,797	$3,087	$3,367	$4,187	$5,227

Total Revenues	$1,388	$1,845	$3,210	$3,899	$4,559	$5,555

Interest Expense	$742	$1,002	$2,089	$2,146	$2,689	$3,254

Provision for (Reduction of) Losses	$7	$103	$(29)	$—	$—	$—

Total Expenses	$953	$1,204	$2,174	$2,268	$2,840	$3,432

Net Income	$435	$641	$1,036	$1,631	$1,719	$2,123

PMC CAPITAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	2000 Joint Venture			2001 Joint Venture

	2003	2002	2001	2003	2002	2001 (2)

	( In thousands)
Interest Income	$6,526	$7,092	$7,936	$6,895	$7,507	$4,028

Total Revenues	$6,617	$7,351	$8,169	$7,335	$7,815	$4,222

Interest Expense	$4,379	$4,988	$5,277	$4,144	$4,463	$2,387

Provision for Losses	$65	$1,514	$—	$337	$140	$—

Total Expenses	$4,670	$6,752	$5,526	$4,712	$4,849	$2,507

Net Income	$1,947	$599	$2,643	$2,623	$2,966	$1,715

			2003
			Joint
	2002 Joint Venture		Venture

	2003	2002 (3)	2003 (4)

	( In thousands)
Interest Income	$6,340	$4,850	$1,272

Total Revenues	$6,649	$4,897	$1,274

Interest Expense	$4,013	$2,999	$519

Total Expenses	$4,233	$3,153	$576

Net Income	$2,416	$1,744	$698

(1)	Amounts represent 100% of the limited partnership interests in the Joint Ventures.

(2)	From June 27, 2001 (inception) to December 31, 2001

(3)	From April 12, 2002 (inception) to December 31, 2002

(4)	From October 7, 2003 (inception) to December 31, 2003

Our ownership of the Joint Ventures was based on our share of the capital of the respective Joint Ventures. Our share of the cash flows from the Joint Ventures was allocated based on the cash flows from the underlying loans receivable contributed by us to the respective Joint Venture less allocated costs based on the remaining principal on the underlying loans receivable contributed by us divided by all loans receivable held by the respective Joint Venture.

PMC CAPITAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     Our limited partnership allocation of the assets, liabilities and partners’ capital of the Joint Ventures was as follows:

	2000 Joint Venture		2001 Joint Venture

	2003	2002	2003	2002

	(In thousands)
Loans Receivable, Net	$18,605	$20,783	$37,692	$44,269

Asset Acquired in Liquidation, Net	$—	$1,411	$—	$—

Total Assets	$20,046	$22,727	$42,218	$50,232

Total Liabilities	$15,975	$18,141	$35,774	$42,875

Partners’ Capital	$4,071	$4,586	$6,444	$7,357

			2003
			Joint
	2002 Joint Venture		Venture

	2003	2002	2003

	(In thousands)
Loans Receivable, Net	$37,319	$42,199	$56,661

Total Assets	$41,596	$45,484	$60,549

Total Liabilities	$34,373	$38,123	$51,151

Partners’ Capital	$7,223	$7,361	$9,398

Our limited partnership allocation of the net income of the Joint Ventures was as follows:

	2000 Joint Venture			2001 Joint Venture

	2003	2002	2001	2003	2002	2001 (1)

	(In thousands)
Net Income (Loss)	$465	$(902)	$756	$1,596	$1,894	$972

			2003
			Joint
	2002 Joint Venture		Venture

	2003	2002 (2)	2003 (3)

	(In thousands)
Net Income	$1,600	$1,069	$388

(1)	From June 27, 2001 (inception) to December 31, 2001

(2)	From April 12, 2002 (inception) to December 31, 2002

(3)	From October 7, 2003 (inception) to December 31, 2003

In accordance with SFAS No. 140, our consolidated financial statements do not include these SPE assets, liabilities, capital, revenues or expenses. As a result, at December 31, 2003 and 2002, our consolidated balance sheets do not include the $223.2 million and $189.4 million of assets, respectively, and $187.1 million and $160.1 million of liabilities, respectively,

PMC CAPITAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

related to our structured loan sale transactions recorded by the SPEs. Our Retained Interests related to these structured loan sale transactions was $43.1 million and $37.3 million at December 31, 2003 and 2002, respectively.

The net unrealized appreciation on our Retained Interests at December 31, 2003 and 2002 was $2.1 million and $3.5 million, respectively. Any appreciation of our Retained Interests is included in the accompanying statements of operations as unrealized gain on investments. Any depreciation of our Retained Interests is included in the accompanying statements of operations as either realized loss (if there is a reduction in expected future cash flows) or an unrealized loss on investments.

The income from our Retained Interests is comprised of the yield earned on our Retained Interests which is determined based on estimates of future cash flows and includes any fees collected (i.e., late fees, prepayment fees, etc.) by the SPEs in excess of anticipated fees. We update our cash flow assumptions on a quarterly basis and any changes to cash flow assumptions impact the yield on our Retained Interests. The annualized yield on our Retained Interests was 14.2%, 13.5% and 14.7% during 2003, 2002 and 2001, respectively.

We are the servicer for all loans held by the SPEs. Servicing fee income during 2003, 2002 and 2001 for the SPEs was approximately $530,000, $529,000 and $410,000, respectively. Servicing fee income is included in other income, net, in our consolidated statements of operations. Other than for our Secondary Market Loan Sales, we have not established a servicing asset or liability as the servicing fees are considered adequate compensation.

Pursuant to the trust indentures related to the Structured Notes, we received approximately $9.0 million and $9.5 million in cash distributions from our SPEs during 2003 and 2002, respectively. In addition, in May 2003, a limited service hospitality property with an aggregate estimated value of $1.5 million was transferred from the 2000 Joint Venture to Asset Holding.

Note 4. Investment in Unconsolidated Subsidiaries:

The following are condensed financial statements of our non-investment company subsidiaries (PMC Advisers, PMC Funding and Asset Holding) as of December 31, 2003 and 2002 and for the three years in the period ended December 31, 2003:

CONDENSED COMBINED BALANCE SHEETS

	December 31,

	2003	2002

	(In thousands)
Assets
Real estate investments	$1,526	$1,213
Due from affiliate	839	585
Property and equipment, net	24	262
Cash and cash equivalents	85	96
Other assets	17	33

Total assets	$2,491	$2,189

Liabilities and Equity
Liabilities:
Due to affiliates	$1,642	$1,789
Other liabilities	654	319

	2,296	2,108

Equity:
Common stock and additional paid-in capital	777	627
Accumulated deficit	(582)	(546)

	195	81

Total liabilities and equity	$2,491	$2,189

PMC CAPITAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

During May 2003, a limited service hospitality property with an aggregate estimated value of $1.5 million was transferred from the 2000 Joint Venture to Asset Holding. In addition, in October 2003, Asset Holding sold its golf facility for proceeds of approximately $1.8 million. PMC Capital financed the sale through the origination of a loan of $1.6 million at an interest rate of LIBOR plus 4.5% with a maturity date of October 2004.

Other liabilities primarily represent (i) costs related to the sale of the golf facility, (ii) the estimated remaining costs to monitor and remediate an environmental obligation relating to an asset acquired through liquidation and subsequently sold during 1999 and (iii) deferred gain on sale relating to the golf facility.

The difference between the carrying value of our investment in unconsolidated subsidiaries of $560,000 and the underlying net equity of $195,000 is a result of unrealized appreciation recorded on certain real estate investments of $365,000.

CONDENSED COMBINED STATEMENTS OF INCOME

	Years Ended December 31,

	2003	2002	2001

	(In thousands)
Income:
Management fees	$2,425	$2,328	$2,264
Income from real estate investments	394	—	—
Gain on sale of asset	40	—	—
Other income, net	15	35	10

Total income	2,874	2,363	2,274

Expenses:
Overhead allocation	1,821	1,927	1,803
Expenses for real estate investments	660	—	—
Other expense	49	129	89

Total expenses	2,530	2,056	1,892

Net income	$344	$307	$382

PMC Capital allocated overhead to PMC Advisers to the extent that PMC Advisers utilized the staff and facilities of PMC Capital.

Earnings and distributions of PMC Advisers, PMC Funding and Asset Holding were as follows:

	Years Ended December 31,

	2003	2002	2001

	(In thousands)
Net income (loss):
PMC Advisers	$371	$401	$456
PMC Funding	10	(94)	(74)
Asset Holding	(37)	—	—

Net income	$344	$307	$382

We received dividend distributions from PMC Advisers of $380,000, $393,000 and $462,000 during 2003, 2002 and 2001, respectively. We did not receive any dividend distributions from PMC Funding or Asset Holding during 2003, 2002 or 2001.

Note 5. Assets Acquired in Liquidation

At December 31, 2003 and 2002, the aggregate value of our assets acquired in liquidation, as reduced for anticipated selling and holding costs, was estimated to be approximately $76,000 and $2,252,000, respectively.

During 2003, we acquired a limited service hospitality property through foreclosure and sold the property at our cost of approximately $1.1 million. Accordingly, no gain or loss was recognized on the sale. We financed the sale through the origination of a loan of $900,000 at an interest rate of LIBOR plus 4.5%. The loan matures in 2023.

PMC CAPITAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In addition, two limited service hospitality properties owned by us at December 31, 2002 were sold during 2003. Prior to the sale, these properties were operated pursuant to leases with our subsidiary, PMC Advisers. We financed the sales of the properties through origination of loans of $700,000 and $675,000, respectively, both have interest rates of LIBOR plus 4.5% and mature in 2006. Net realized losses of approximately $884,000 were recorded during 2003 in connection with our assets acquired in liquidation.

The loss from operations of our assets acquired in liquidation consisted of the following:

	Years Ended December 31,

	2003	2002	2001

	(In thousands)
Room revenue	$64	$128	$—
Salaries and wages	(45)	(155)	—
Other operating expenses	(169)	(364)	—

	$(150)	$(391)	$—

None of our assets acquired in liquidation held at December 31, 2003 or 2002 were operated or owned by us during 2001.

In addition to the assets described above, assets were also transferred to Asset Holding. At December 31, 2003, real estate investments of Asset Holding included approximately $900,000 related to a limited service hospitality property acquired during 2003 and recorded at estimated fair value at the time of transfer. In September 2003, the limited service hospitality property was leased to a third party operator with an option to purchase. In March 2004, the property was sold to the third party operator for approximately $1.1 million, of which $900,000 was financed by PMC Commercial at an interest rate of LIBOR plus 4.5%. The loan matures in 2006.

During 2003, our non-consolidated subsidiaries incurred net operating losses of approximately $266,000 related to our assets acquired in liquidation.

Note 6. Servicing Asset:

On Secondary Market Loan Sales, we retain the right to service the sold loans, and retain at least the minimum servicing spread of 1% required by SBA regulations (“SBA Minimum Servicing”). The SBA Minimum Servicing is considered to be more than adequate compensation and accordingly, we have established a servicing asset for the contractual servicing fee in excess of adequate compensation. At the time of a loan sale, the value of the servicing asset is based upon the estimated present value of the future cash flows. The present value of the future cash flows is estimated using assumptions for prepayment speeds and discount rates. The value of the servicing asset is recognized as premium income at the time of the sale and is concurrently capitalized as an asset on our balance sheet. The servicing asset is then amortized over the anticipated life of the underlying sold loan using a method which approximates the effective interest rate method. Servicing fee income is included in other income, net on our consolidated income statement.

The activity in the servicing asset was as follows:

	Years Ended December 31,

	2003	2002	2001

	(In thousands)
Aggregate balance, beginning of year	$768	$826	$1,004
Additions	105	171	104
Amortization	(151)	(229)	(282)

Aggregate balance, end of year	$722	$768	$826

We review the carrying amount of the servicing asset for possible impairment. If the estimated present value of the future servicing income is less than the carrying amount, we will establish an impairment reserve and adjust future amortization accordingly. If the fair value exceeds the carrying value, we may reduce future amortization. The servicing asset is carried at the lower of amortized cost or fair value. The estimated future servicing income is based, in part, on management’s estimate of prepayment speeds, and accordingly, there can be no assurance of the accuracy of these estimates.

PMC CAPITAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7. Notes and Debentures Payable:

Outstanding notes and debentures payable were as follows:

				December 31,

	Interest Rate		Maturity Date	2003	2002

				(In thousands)
Notes payable:	8.600%		April 19, 2003	$—	$5,000
	3.570	%(1)	April 19, 2004	5,000	5,000
	3.670	%(2)	July 19, 2004	10,000	10,000
	7.440%		July 19, 2005	10,000	10,000
	3.570	%(1)	July 19, 2006	10,000	10,000

Debentures payable:	6.875%		September 1, 2005	7,000	7,000
	7.452	%(3)	September 1, 2010	3,000	3,000
	7.452	%(3)	September 1, 2010	4,310	4,310
	4.875	%(3)	September 1, 2013	2,000	—
	4.875	%(3)	September 1, 2013	2,190	—

				$53,500	$54,310

(1)  Reset quarterly at 1.3% over the three month LIBOR.

(2)  Reset quarterly at 1.4% over the three month LIBOR.

(3)  Does not include the 1% annual fee that the SBA charges on all SBA debentures issued after 1996.

During July 2003, we repaid, at maturity, $5.0 million of our notes payable. Our uncollateralized notes payable (“Notes Payable”) require us to meet certain covenants (terms as defined in the agreements), the most restrictive of which require (i) that net loans receivable exceed 150% of funded debt, (ii) loan losses for any 12-month period must not exceed 3% of net loans receivable and (iii) our consolidated earnings plus interest expense must exceed 150% of interest expense. At December 31, 2003, we were in compliance with the covenants of these Notes Payable.

Debentures payable represent amounts due to the SBA as a result of borrowings made pursuant to the SBIA. We issued $4.2 million in SBA debentures during September 2003. At December 31, 2003, the SBA had committed to us for the issuance of $8.0 million ($1.0 million expiring September 2004 and $7.0 million expiring September 2007) in new SBA debentures.

We have a $10 million uncollateralized revolving credit facility which expires in May 2004. We also have a guidance line facility of $5 million, subject to bank approval. Advances pursuant to the credit facility bear interest at our option of the bank’s prime rate less 50 basis points or LIBOR plus 175 basis points. The credit facility requires us to meet certain covenants (terms as defined in the agreement), the most restrictive of which requires that (i) the ratio of net charge-offs to net loans receivable not exceed 2%, (ii) the ratio of assets to debt may not fall below 110% for PMC Capital and 135% including our consolidated subsidiaries and (iii) the problem loans percentage cannot exceed 10% of our serviced loan portfolio. As of December 31, 2003 and 2002, we had no borrowings outstanding under this facility. At December 31, 2003 and 2002, we were in compliance with all covenants of this facility.

PMC CAPITAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Principal payments required on the Notes Payable and debentures payable at December 31, 2003, are as follows:

Year Ending		SBA	Notes
December 31,	Total	Debentures	Payable

		(In thousands)
2004	$15,000	$—	$15,000
2005	17,000	7,000	10,000
2006	10,000	—	10,000
2007	—	—	—
2008	—	—	—
Thereafter	11,500	11,500	—

	$53,500	$18,500	$35,000

Note 8. Cumulative Preferred Stock of Subsidiary:

PMCIC has outstanding 30,000 shares of $100 par value, 3% cumulative preferred stock (the “3% Preferred Stock”) and 40,000 shares of $100 par value, 4% cumulative preferred stock (the “4% Preferred Stock”). The 3% Preferred Stock and the 4% Preferred Stock (collectively, the “Preferred Stock”) are held by the SBA pursuant to the SBIA.

PMCIC is entitled to redeem, in whole or in part, the 3% Preferred Stock by paying the par value of these securities plus dividends accumulated and unpaid on the date of redemption. While the 3% Preferred Stock may be redeemed, redemption is not mandatory. Dividends of $90,000 were recognized on the 3% Preferred Stock during each of the years ended December 31, 2003, 2002 and 2001.

The 4% Preferred Stock was issued during 1994 ($2,000,000) and 1995 ($2,000,000), and must be redeemed at par no later than 15 years from the date of issuance. In accordance with SFAS No. 150, adopted on July 1, 2003, the 4% Preferred Stock was reclassified to a liability. In addition, commencing July 1, 2003, the related preferred dividends were included as a component of interest expense. Dividends of $160,000 were recognized on the 4% Preferred Stock during each of the years ended December 31, 2003, 2002 and 2001. Dividends paid on the 4% Preferred Stock prior to the adoption of SFAS No. 150 of $79,000 are recorded as preferred dividends while the remaining $81,000 is included as a component of interest expense in the accompanying consolidated statement of operations.

Neither series of Preferred Stock has preemptive or conversion rights. The Preferred Stock provides for a liquidation preference in the amount of $100 per share plus accrued and unpaid dividends.

Note 9. Net Unrealized Appreciation on Investments and Realized and Unrealized Gain (Loss) on Investments:

Net unrealized appreciation on investments consisted of the following:

	December 31,

	2003	2002

	(In thousands)
Loans receivable	$(447)	$(711)
Retained Interests	2,102	3,462
Mortgage-backed security of affiliate	43	68
Investment in unconsolidated subsidiaries	365	—
Assets acquired in liquidation	—	(421)

	$2,063	$2,398

PMC CAPITAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Realized and unrealized gain (loss) on investments was as follows:

	Year Ended December 31, 2003

		Assets		Investment in
	Retained	Acquired	Loans	Unconsolidated
	Interests (1)	in Liquidation	Receivable	Subsidiaries	Total

	(In thousands)
Realized losses, net	$(668)	$(884)	$(528)	$—	$(2,080)
Sale of loans receivable	—	—	1,419	—	1,419
Change in unrealized appreciation (depreciation) on investments	(1,385)	421	264	365	(335)

Total realized and unrealized gain (loss) on investments	$(2,053)	$(463)	$1,155	$365	$(996)

	Year Ended December 31, 2002

		Assets		Investment in
	Retained	Acquired	Loans	Unconsolidated
	Interests (1)	in Liquidation	Receivable	Subsidiaries	Total

	(In thousands)
Realized losses, net	$(1,981)	$—	$(215)	$—	$(2,196)
Sale of assets	—	(17)	1,463	—	1,446
Change in unrealized appreciation (depreciation) on investments	1,466	(421)	(268)	—	777

Total realized and unrealized gain (loss) on investments	$(515)	$(438)	$980	$—	$27

	Year Ended December 31, 2001

		Assets		Investment in
	Retained	Acquired	Loans	Unconsolidated
	Interests (1)	in Liquidation	Receivable	Subsidiaries	Total

	(In thousands)
Realized losses, net	$(1,303)	$—	$(1,025)	$—	$(2,328)
Sale of loans receivable	—	—	2,732	—	2,732
Change in unrealized appreciation on investments	603	—	216	—	819

Total realized and unrealized gain (loss) on investments	$(700)	$—	$1,923	$—	$1,223

(1)  Includes the mortgage-backed security of our affiliate

Note 10. Taxable Income:

We qualify as a regulated investment company (“RIC”) under the Code. If we meet certain diversification and distribution requirements, we qualify for pass-through tax treatment. We would cease to qualify for pass-through tax treatment if we were unable to comply with these requirements or if we ceased to qualify as a business development company under the 1940 Act. We are also subject to a 4% excise tax (and, in certain cases, corporate level income tax) if we fail to make certain distributions. Failure to qualify as a RIC would subject us to Federal income tax as if we were an ordinary corporation, resulting in a substantial reduction in both our net assets and the amount of income available for distribution to our shareholders.

We may make an election under the Code to treat distributions declared in the current year as distributions of the prior year’s taxable income. Upon election, the Code provides that, in certain circumstances, a dividend declared subsequent to the close of an entity’s taxable year and prior to the extended due date of the entity’s tax return may be considered as having been made in the prior tax year in satisfaction of income distribution requirements. Having met these requirements, we elected on our 2002 tax return to apply approximately $187,000 of 2003 distributions to the 2002 tax year.

PMC CAPITAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following reconciles net income to taxable income available to common shareholders as follows:

	Years Ended December 31,

	2003	2002	2001

	(In thousands)
Net income	$4,487	$5,983	$10,567
Preferred dividends	(169)	(250)	(250)

Net income available to common shareholders	4,318	5,733	10,317
Book/tax differences:
Retained Interests, net	1,189	1,371	1,516
Reversal of gain on structured loan sales	(1,419)	(1,463)	(2,732)
Realized losses on asset sales	(1,386)	—	—
Merger related costs	1,009	—	—
Valuation adjustments	1,003	1,204	484
Other, net	(104)	(18)	(223)

Taxable income available to common shareholders	$4,610	$6,827	$9,362

Distributions to common shareholders	$5,690	$6,638	$10,076

Distributions per share for dividend reporting purposes were as follows:

	Years Ended December 31,

	2003		2002		2001

	Amount		Amount		Amount
	Per Share	Percent	Per Share	Percent	Per Share	Percent

Ordinary income	$0.415	86.5%	$0.560	100.0%	$0.850	100.0%
Return of capital	0.065	13.5%	—	—	—	—

	$0.480	100.0%	$0.560	100.0%	$0.850	100.0%

Note 11. Earnings Per Common Share Computations:

The computations of basic earnings per common share are based on our weighted average shares outstanding. The weighted average shares outstanding were 11,854,000 during 2003, 2002 and 2001. Due to the effect of stock options, our fully diluted weighted average shares outstanding were increased by approximately 200 shares and 400 shares during 2003 and 2001, respectively. There was no change in the weighted average shares outstanding during 2002 since our stock options were anti-dilutive.

Options to purchase 187,750, 236,250 and 164,605 common shares were outstanding during 2003, 2002 and 2001, respectively, but were not included in the computation of diluted earnings per share because the options’ exercise prices were greater than the average market price of the common stock.

Earnings are defined as net income and are reduced by the preferred stock dividends of PMCIC. Preferred stock dividends were approximately $169,000 during 2003 and approximately $250,000 during each of the years ended December 31, 2002 and 2001.

Note 12. Dividends:

During April, July and October 2003, we paid quarterly dividends of $0.12 per share of Common Stock to common shareholders of record on March 31, 2003, June 30, 2003 and September 30, 2003. During December 2003, we declared a $0.12 per share dividend to common shareholders of record on December 31, 2003, which was paid during January 2004. Dividends declared for the years ended December 31, 2003, 2002 and 2001 were $0.48 per share, $0.56 per share and $0.85 per share, respectively.

PMC CAPITAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As a condition to completing the merger, we were required to make sufficient distributions to distribute 100% of our taxable income for our taxable period from January 1, 2004 to February 29, 2004 (the “special dividend”). Our declared special dividend was $0.09 per share which was paid on February 27, 2004 to common shareholders of record on February 23, 2004.

Note 13. Dividend Reinvestment and Cash Purchase Plan:

We have a dividend reinvestment and cash purchase plan (the “Plan”) for up to 1,000,000 shares of common stock. Participants in the Plan have the option to reinvest all or a portion of dividends received. We use the open market to purchase shares with the proceeds from the dividend reinvestment portion of the plan. Accordingly, we do not issue new shares or receive the proceeds. As a result, we had no share issuances pursuant to the Plan during 2003, 2002 and 2001.

Note 14. Profit Sharing Plan:

We have a profit sharing plan available to our full-time employees after one year of employment. Vesting increases ratably to 100% after the sixth year of employment. Pursuant to our profit sharing plan, $220,000, $220,000 and $242,000, respectively, was expensed during 2003, 2002 and 2001, respectively. Contributions to the profit sharing plan are at the discretion of our Board of Directors.

Note 15. Stock-Based Compensation Plan:

Under The PMC Capital, Inc. 1997 Employee Stock Option Plan (the “Option Plan”), we are authorized to issue up to 6% of the then outstanding shares of Common Stock (a maximum of approximately 711,000 shares at December 31, 2003) pursuant to “Awards” granted to employees as incentive stock options (intended to qualify under Section 422 of the Code) or non-qualified stock options. We granted stock options during 2003, 2002 and 2001 to certain employees that (1) all have contractual terms of five years, (2) have an exercise price equal to the fair market value of the stock at grant date, and (3) vest within one year of the date of grant.

Effective January 1, 2003, we adopted the fair value recognition provisions of SFAS No. 123 prospectively to all awards granted, modified or settled after January 1, 2003.

PMC CAPITAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A summary of the status of our stock options as of December 31, 2003, 2002 and 2001 and the changes during the years ended on those dates are as follows:

	2003		2002		2001

	Number of	Weighted	Number of	Weighted	Number of	Weighted
	Shares	Average	Shares	Average	Shares	Average
	Underlying	Exercise	Underlying	Exercise	Underlying	Exercise
	Options	Prices	Options	Prices	Options	Prices

Outstanding, January 1	236,250	$8.92	251,355	$10.96	209,905	$11.72
Granted	59,950	$4.80	58,350	$6.64	57,250	$8.00
Exercised	—	—	—	—	—	—
Forfeited	(9,300)	$8.23	(3,150)	$8.47	(15,800)	$11.11
Expired	(39,200)	$14.06	(70,305)	$14.23	—	—

Outstanding, December 31	247,700	$7.14	236,250	$8.92	251,355	$10.96

Exercisable, December 31	187,750	$7.89	178,050	$9.67	198,605	$11.75

Weighted-average fair value of stock options granted during the year	$0.23		$0.55		$0.35

The fair value of each stock option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for grants during 2003, 2002 and 2001:

Assumption	2003	2002	2001

Expected Term (years)	3.0	3.0	3.0
Risk-Free Interest Rate	1.12%	3.56%	4.39%
Expected Dividend Yield	10.00%	8.43%	10.63%
Expected Volatility	22.31%	23.14%	17.69%

The following table summarizes information about stock options outstanding at December 31, 2003:

	Options Outstanding			Options Exercisable

	Number		Weighted	Number
	Outstanding	Weighted	Average	Exercisable	Weighted
	at	Average	Remaining	at	Average
Range of	December 31,	Exercise	Contractual	December 31,	Exercise
Exercise Prices	2003	Price	Life	2003	Price

$4.80 to $4.80	59,950	$4.80	4.70	—	—
$6.64 to $6.64	55,700	$6.64	3.45	55,700	$6.64
$8.00 to $9.0625	132,050	$8.41	1.55	132,050	$8.41

$4.80 to $9.0625	247,700	$7.14	2.74	187,750	$7.89

Note 16. Fair Values of Liabilities:

The estimates of fair value of our notes and debentures payable as required by SFAS No. 107 differ from the carrying amounts of liabilities primarily as a result of the effects of discounting future cash flows. The estimated fair value is based on a present value calculation based on prices of the same or similar instruments after considering risk, current interest rates and remaining maturities. Considerable judgment is required to interpret market data and develop estimates of fair value. Accordingly, our estimate of the fair value of our notes and debentures payable may not be indicative of the amounts we could realize in a current market exchange.

PMC CAPITAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The estimated fair values of our notes and debentures payable were as follows:

	Years Ended December 31,

	2003		2002

	(In thousands)
		Estimated		Estimated
	Carrying	Fair	Carrying	Fair
	Value	Value	Value	Value

Notes and debentures payable	$53,500	$54,722	$54,310	$54,915

Note 17. Supplemental Disclosure of Cash Flow Information:

Supplemental cash flow information and information regarding our non-cash activities was as follows:

	Years Ended December 31,

	2003	2002	2001

	(In thousands)
Interest paid	$3,104	$4,848	$5,493

Loans and interest receivable transferred to SPEs, net	$5,851	$4,435	$4,215

Reclassification from loans receivable to assets acquired in liquidation	$1,090	$2,629	$314

Assumption of loans receivable by affiliate	$—	$885	$—

Reclassification from loans receivable to due from affiliate	$1,527	$—	$—

Loans receivable originated in connection with sale of assets acquired in liquidation	$3,910	$325	$—

Loans and interest receivable transferred from SPE, net	$—	$—	$6,409

Reclassification from Retained Interests to due from affiliate, net	$565	$—	$—

Reclassification from cumulative preferred stock of subsidiary to long-term liability, net	$4,000	$—	$—

Note 18. Related Party Transactions:

Pursuant to SBA rules and regulations, distributions from our consolidated subsidiaries, First Western, PMCIC and Western Financial, are limited. As of December 31, 2003 and 2002, the amounts of dividends available for distribution were approximately $1.0 million and $0.5 million, respectively.

We were affiliated with PMC Commercial through common management. Our executive officers were the same as the executive officers of PMC Commercial and three of our directors or officers were trust managers of PMC Commercial. PMC Advisers evaluated and serviced loans receivable and other investments of PMC Commercial pursuant to the investment management agreements entered into between PMC Commercial and PMC Advisers. PMC Advisers charged fees of between 0.40% and 1.55%, annually, to PMC Commercial based upon the average principal outstanding of PMC Commercial’s loans. In addition, the investment management agreements (i) provided for an annual fee of 0.70% of the original cost of properties owned by PMC Commercial and (ii) included compensation to PMC Advisers for its assistance in the issuance of PMC Commercial’s debt and equity securities and the acquisition by PMC Commercial of properties. The investment management agreements also provided for a fee of $10,000 upon the sale of each limited service hospitality property owned by PMC Commercial and an annual loan origination fee equal to five basis points of loans funded for the first $20 million in loans and 2.5 basis points thereafter.

PMC CAPITAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Fees earned pursuant to the investment management agreements were as follows:

	Years Ended December 31,

	2003	2002	2001

	(In thousands)
Loan servicing and origination fee	$2,047	$1,927	$1,803
Lease supervision fee	378	401	461

	$2,425	$2,328	$2,264

PMC Capital allocated overhead to PMC Advisers to the extent that PMC Advisers utilized the staff and facilities of PMC Capital. The overhead allocated during 2003, 2002 and 2001, was $1,821,000, $1,927,000 and $1,803,000, respectively. These amounts are included in advisory fee income in the accompanying consolidated statements of operations. In no event will the allocated expenses exceed the income available from the operations of PMC Advisers. The lease supervision fee is included in equity in income of unconsolidated subsidiary, net in the accompanying consolidated statements of operations. At December 31, 2003 and 2002, the balance due to PMC Advisers from PMC Commercial under the investment management agreements was $578,000 and $585,000, respectively.

Note 19. Commitments and Contingencies:

Operating Leases

We leased office space in Dallas, Texas under a lease which expired in January 2004. In addition, we entered into a lease for new office space beginning in February 2004 and expiring in October 2011. Future minimum lease payments under these leases are as follows:

Amount

(In thousands)
2004	$26
2005	155
2006	167
2007	179
2008	191
Thereafter	603

$1,321

Rental expense amounted to approximately $304,000, $328,000 and $321,000 during 2003, 2002 and 2001, respectively.

Loan Commitments

Commitments to extend credit are agreements to lend to a customer provided that the terms established in the contract are met. At December 31, 2003, we had approximately $16.2 million of total loan commitments outstanding. Of these commitments, $2.4 million are for loans to be originated by First Western, a portion of which will be sold pursuant to SBA Guaranteed Sales. All of these commitments are for variable-rate loans based on the prime rate or LIBOR at spreads over prime ranging from 2.25% to 2.75% and over LIBOR ranging from 4.0% to 4.5%. Commitments generally have fixed expiration dates and require payment of a fee to us. Since some commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

Employment Agreements

We had employment agreements with certain of our officers. Annual base salary during the term of the contracts does not exceed $315,000 for any one individual. Future minimum payments under these contracts are $1,058,000, $934,000 and $701,000 in 2004, 2005 and 2006, respectively.

Compensation to officers was approximately $1.5 million, $1.6 million and $1.6 million during the years ended December 31, 2003, 2002 and 2001, respectively.

PMC CAPITAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Litigation

In the normal course of business, including our assets acquired in liquidation, we are subject to various proceedings and claims, the resolution of which will not, in management’s opinion, have a material adverse effect on our consolidated financial position or results of operations.

Structured Loan Sale Transactions

PMC Capital and PMC Commercial entered into cross indemnification agreements regarding the performance of their respective loans receivable sold to the Joint Ventures. Prior to the merger with PMC Commercial, in accordance with the agreements, to the extent that poor performance by either PMC Capital or PMC Commercial’s sold loans receivable (the “Underperforming Company”) was pervasive enough to cause the other company (the “Performing Company”) to not receive cash flow that it otherwise would have received, then the Underperforming Company was required to make the Performing Company whole. If the cash flow reduction was considered temporary, then interest would be paid as compensation to the Performing Company. In general, if a loan was liquidated, it could cause a deferral of cash flow to the Performing Company and, as a result, interest would be charged to the Underperforming Company until the cash flow from the Joint Venture repaid the Performing Company. If the reduction of cash flows was deemed permanent, (i.e., to the extent that the Underperforming Company would not be able to satisfy the shortfall with the assets they had contributed to the related structured loan sale transaction), the reduction in cash flows would be paid to the Performing Company by the Underperforming Company. At December 31, 2003, the maximum potential amount of future payments to PMC Commercial (undiscounted and without consideration of any proceeds from the collateral underlying the loans receivable) we could be required to make under these cross indemnification agreements was approximately $46.0 million and the discounted amount was $30.8 million which represents the estimated fair value of the Retained Interests reflected on PMC Commercial’s consolidated balance sheet for the Joint Ventures. Upon completion of a joint structured loan sale transaction and on each subsequent quarterly reporting date, management evaluates the need to recognize a liability associated with these cross indemnification agreements. We merged with PMC Commercial on February 29, 2004 and the cross indemnification agreements were terminated. Thus, we believe that the fair value of our obligations pursuant to the cross indemnification agreements at inception of the Joint Ventures and as of December 31, 2003 and 2002 was zero and no liability was recorded.

When our structured loan sale transactions were completed, the transaction documents that the SPE entered into contained provisions (the “Credit Enhancement Provisions”) that govern the assets and the flow of funds in and out of the SPE formed as part of the structured loan sale transactions. The Credit Enhancement Provisions include specified limits on the delinquency, default and loss rates on loans receivable included in each SPE. If, at any measurement date, the delinquency, default or loss rate with respect to any SPE were to exceed the specified limits, the Credit Enhancement Provisions would automatically increase the level of credit enhancement requirements for that SPE. During the period in which the specified delinquency, default or loss rate was exceeded, excess cash flow from the SPE, if any, would be used to fund the increased credit enhancement levels instead of being distributed, which would delay or reduce our distribution. During the first quarter of 2004, as a result of delinquent loans in the 2001 Joint Venture with a principal balance of $2.3 million, a Credit Enhancement Provision was triggered. As a consequence, cash flows of approximately $600,000 relating to this transaction have been deferred and utilized to fund the increased reserve requirement. We currently anticipate that the increased reserve requirement will be relieved when PMC Commercial exercises its option to repurchase these loans from the 2001 Joint Venture. In the event PMC Commercial does not exercise its option to repurchase these loans, we currently estimate that approximately $1.7 million of additional cash flows related to this transaction would be deferred and used to fund the increased reserve requirement. Management believes that these funds would be received in future periods. In general, there can be no assurance that amounts deferred under Credit Enhancement Provisions will be received in future periods or that future deferrals or losses will not occur.

PMC CAPITAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 20. Selected Quarterly Financial Data (unaudited):

The following represents our selected quarterly financial data which, in the opinion of management, reflects adjustments (comprising only normal recurring adjustments) necessary for fair presentation.

	Year Ended December 31, 2003

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Total

	(In thousands, except per share data)
Total investment income	$3,796	$3,660	$3,820	$4,067	$15,343
Net investment income	$1,146	$1,199	$1,452	$1,686	$5,483
Total realized and unrealized gain (loss) on investments	$(488)	$(111)	$(758)	$361	$(996)
Net income	$658	$1,088	$694	$2,047	$4,487
Basic and diluted earnings per share	$0.05	$0.09	$0.05	$0.17	$0.36

	Year Ended December 31, 2002

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Total

	(In thousands, except per share data)
Total investment income	$4,785	$3,968	$3,704	$4,205	$16,662
Net investment income	$2,119	$1,221	$941	$1,675	$5,956
Total realized and unrealized gain (loss) on investments	$(439)	$1,243	$(392)	$(385)	$27
Net income	$1,680	$2,464	$549	$1,290	$5,983
Basic and diluted earnings per share	$0.14	$0.20	$0.04	$0.10	$0.48

Note 21. Subsequent Event:

PMC Capital was merged into PMC Commercial, our affiliate, with PMC Commercial continuing as the surviving entity, on February 29, 2004. Each issued and outstanding share of PMC Capital common stock was converted into 0.37 of a common share of PMC Commercial. At the date of the merger, all related party agreements between us and PMC Commercial were terminated, all of our obligations were assumed by PMC Commercial and we ceased to exist.

Report of Independent Auditors
On Accompanying Consolidating Information

To PMC Capital, Inc.:

The report on our audit of the consolidated financial statements of PMC Capital, Inc. and its subsidiaries as of December 31, 2003 and for the year then ended appears on page 1 of these financial statements. That audit was conducted for the purpose of forming an opinion on the consolidated financial statements taken as a whole. The consolidating information is presented for purposes of additional analysis of the consolidated financial statements rather than to present the financial position, results of operations and cash flows of the individual companies. The consolidating information has been subjected to the auditing procedures applied in the audit of the consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the consolidated financial statements taken as a whole.

PricewaterhouseCoopers LLP

Dallas, Texas
March 15, 2004

PMC CAPITAL, INC. AND SUBSIDIARIES
CONSOLIDATING BALANCE SHEET
DECEMBER 31, 2003
(In thousands)

					FIRST	WESTERN
			CONSOLIDATED		WESTERN SBLC,	FINANCIAL	PMC
			BEFORE	PMC CAPITAL,	INC. AND	CAPITAL	INVESTMENT
	CONSOLIDATED	ELIMINATION	ELIMINATION	INC.	SUBSIDIARY	CORPORATION	CORPORATION

ASSETS
Investments at value:
Loans receivable	$49,001	$—	$49,001	$14,717	$13,646	$6,897	$13,741
Retained interests in transferred assets	44,918	—	44,918	43,063	1,855	—	—
Cash equivalents	38,665	—	38,665	11,282	51	8,523	18,809
Mortgage-backed security of affiliate	1,177	—	1,177	1,177	—	—	—
Investment in subsidiaries	560	(23,104)	23,664	23,664	—	—	—
Restricted investments	49	—	49	—	49	—	—
Assets acquired in liquidation	76	—	76	—	76	—	—

Total investments at value	134,446	(23,104)	157,550	93,903	15,677	15,420	32,550

Other assets:
Due from affiliates	1,660	(13,213)	14,873	14,873	—	—	—
Deferred charges, deposits and other assets	724	—	724	251	48	216	209
Servicing asset	722	—	722	—	722	—	—
Cash	338	—	338	242	33	40	23
Accrued interest receivable	164	—	164	63	32	11	58
Property and equipment, net	87	—	87	87	—	—	—

Total other assets	3,695	(13,213)	16,908	15,516	835	267	290

Total assets	$138,141	$(36,317)	$174,458	$109,419	$16,512	$15,687	$32,840

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Current portion of notes and debentures payable	$15,000	$—	$15,000	$15,000	$—	$—	$—
Borrower advances	1,874	—	1,874	126	79	619	1,050
Dividends payable	1,485	—	1,485	1,422	—	—	63
Accounts payable	1,259	—	1,259	411	825	13	10
Due to affiliates	751	(13,213)	13,964	752	13,169	24	19
Accrued interest payable	679	—	679	236	4	160	279
Other liabilities	955	—	955	834	21	3	97

Total current liabilities	22,003	(13,213)	35,216	18,781	14,098	819	1,518

Notes and debentures payable	38,500	—	38,500	20,000	—	6,500	12,000
Redeemable preferred stock of subsidiary	4,000	—	4,000	—	—	—	4,000

Total long-term liabilities	42,500	—	42,500	20,000	—	6,500	16,000

Total liabilities	64,503	(13,213)	77,716	38,781	14,098	7,319	17,518

Commitments and contingencies
Cumulative preferred stock of subsidiary	3,000	3,000	—	—	—	—	—

Shareholders’ equity:
Cumulative preferred stock of subsidiary, 3%	—	(3,000)	3,000	—	—	—	3,000
Common stock	119	(22)	141	119	—	21	1
Additional paid-in capital	71,515	(22,373)	93,888	71,515	2,000	7,934	12,439
Undistributed (dividends in excess of) retained earnings	(3,059)	(1,709)	(1,350)	(3,180)	1,274	447	109
Net unrealized appreciation (depreciation) on investments	2,063	—	2,063	2,184	140	(34)	(227)

	70,638	(27,104)	97,742	70,638	3,414	8,368	15,322
Less treasury stock	—	1,000	(1,000)	—	(1,000)	—	—

Total shareholders’ equity	70,638	(26,104)	96,742	70,638	2,414	8,368	15,322

Total liabilities and shareholders’ equity	$138,141	$(36,317)	$174,458	$109,419	$16,512	$15,687	$32,840

The accompanying notes to the consolidated financial statements are an integral part of these consolidating financial statements.

PMC CAPITAL, INC. AND SUBSIDIARIES
CONSOLIDATING STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2003
(In thousands, except per share data)

					FIRST	WESTERN
			CONSOLIDATED		WESTERN SBLC,	FINANCIAL	PMC
			BEFORE	PMC CAPITAL,	INC. AND	CAPITAL	INVESTMENT
	CONSOLIDATED	ELIMINATION	ELIMINATION	INC.	SUBSIDIARY	CORPORATION	CORPORATION

Investment income:
Interest	$6,074	$—	$6,074	$2,141	$1,106	$914	$1,913
Income from retained interests in transferred assets	5,363	—	5,363	5,085	278	—	—
Advisory fee income	1,821	—	1,821	1,821	—	—	—
Premium income	538	—	538	—	538	—	—
Equity in income of subsidiaries, net	344	(3,463)	3,807	3,807	—	—	—
Other income, net	1,203	—	1,203	722	263	89	129

Total investment income	15,343	(3,463)	18,806	13,576	2,185	1,003	2,042

Expenses:
Salaries and related benefits	4,073	—	4,073	4,073	—	—	—
Interest	3,090	—	3,090	1,799	—	414	877
Merger related costs	1,009	—	1,009	1,009	—	—	—
General and administrative	805	—	805	741	27	13	24
Professional fees	429	—	429	429	—	—	—
Rent	304	—	304	304	—	—	—
Loss from operations of assets acquired in liquidation	150	—	150	34	2	35	79

Total expenses	9,860	—	9,860	8,389	29	462	980

Net investment income	5,483	(3,463)	8,946	5,187	2,156	541	1,062

Realized and unrealized gain (loss) on investments:
Realized losses, net	(2,080)	—	(2,080)	(1,236)	(332)	(254)	(258)
Sale of loans receivable	1,419	—	1,419	1,419	—	—	—
Change in unrealized appreciation (depreciation) on investments	(335)	—	(335)	(883)	43	250	255

Total realized and unrealized gain (loss) on investments	(996)	—	(996)	(700)	(289)	(4)	(3)

Net increase in net assets resulting from operations	$4,487	$(3,463)	$7,950	$4,487	$1,867	$537	$1,059

Preferred dividends	$169	$(169)	$338	$169	$—	$—	$169

Basic and diluted earnings per share	$0.36

The accompanying notes to the consolidated financial statements are an integral part of these consolidating financial statements.

PMC CAPITAL, INC. AND SUBSIDIARIES
CONSOLIDATING STATEMENT OF SHAREHOLDERS’ EQUITY
DECEMBER 31, 2003
(In thousands)

				Undistributed	Net
				(Dividends in	Unrealized
			Additional	Excess of)	Appreciation		Total
	Preferred	Common	Paid-in	Retained	(Depreciation)	Treasury	Shareholders’
	Stock, 3%	Stock	Capital	Earnings	on Investments	Stock	Equity

PMC CAPITAL, INC.
Balances, January 1, 2003	$—	$119	$71,508	$(2,691)	$3,067	$—	$72,003
Net increase in net assets resulting from operations	—	—	—	5,370	(883)	—	4,487
Issuance of stock options	—	—	7	—	—	—	7
Preferred dividend of consolidated subsidiary	—	—	—	(169)	—	—	(169)
Dividends on common stock	—	—	—	(5,690)	—	—	(5,690)

Balance, December 31, 2003	$—	$119	$71,515	$(3,180)	$2,184	$—	$70,638

FIRST WESTERN SBLC, INC. AND SUBSIDIARY
Balances, January 1, 2003	$—	$—	$2,000	$850	$97	$(1,000)	$1,947
Net increase in net assets resulting from operations	—	—	—	1,824	43	—	1,867
Dividends to parent company	—	—	—	(1,400)	—	—	(1,400)

Balance, December 31, 2003	$—	$—	$2,000	$1,274	$140	$(1,000)	$2,414

WESTERN FINANCIAL CAPITAL CORPORATION
Balances, January 1, 2003	$—	$21	$7,934	$330	$(284)	$—	$8,001
Net increase in net assets resulting from operations	—	—	—	287	250	—	537
Dividends to parent company	—	—	—	(170)	—	—	(170)

Balance, December 31, 2003	$—	$21	$7,934	$447	$(34)	$—	$8,368

PMC INVESTMENT CORPORATION
Balances, January 1, 2003	$3,000	$1	$12,439	$274	$(482)	$—	$15,232
Net increase in net assets resulting from operations	—	—	—	804	255	—	1,059
Dividends to parent company	—	—	—	(800)	—	—	(800)
Dividends, preferred	—	—	—	(169)	—	—	(169)

Balance, December 31, 2003	$3,000	$1	$12,439	$109	$(227)	$—	$15,322

ELIMINATION ADJUSTMENTS
Equity in income of subsidiaries	—	—	—	(3,463)	—	—	(3,463)
Dividends to parent company	—	—	—	2,370	—	—	2,370
Preferred dividend of consolidated subsidiary	—	—	—	169	—	—	169
Stock of subsidiaries	(3,000)	(22)	(22,373)	—	—	1,000	(24,395)
Undistributed earnings of subsidiaries	—	—	—	(785)	—	—	(785)

	(3,000)	(22)	(22,373)	(1,709)	—	1,000	(26,104)

CONSOLIDATED	$—	$119	$71,515	$(3,059)	$2,063	$—	$70,638

The accompanying notes to the consolidated financial statements are an integral part of these consolidating financial statements.

PMC CAPITAL, INC. AND SUBSIDIARIES
CONSOLIDATING STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2003
(In thousands)

			CONSOLIDATED		FIRST	WESTERN
			BEFORE		WESTERN SBLC,	FINANCIAL	PMC
		ELIMINATION	ELIMINATION	PMC CAPITAL,	INC. AND	CAPITAL	INVESTMENT
	CONSOLIDATED	ENTRIES	ENTRIES	INC.	SUBSIDIARY	CORPORATION	CORPORATION

Cash flows from operating activities:
Net increase in net assets resulting from operations	$4,487	$(3,463)	$7,950	$4,487	$1,867	$537	$1,059
Adjustments to reconcile net increase in net assets resulting from operations to net cash provided by operating activities:
Loans funded, held for sale	(4,616)	—	(4,616)	—	(4,616)	—	—
Proceeds from sale of guaranteed loans	5,317	—	5,317	—	5,317	—	—
Realized and unrealized losses on investments	996	—	996	700	289	4	3
Unrealized premium income, net	(53)	—	(53)	—	(53)	—	—
Depreciation and amortization	251	—	251	51	151	18	31
Accretion of loan discount	(77)	—	(77)	—	(77)	—	—
Stock-based compensation charge	7	—	7	7	—	—	—
Equity in income of unconsolidated subsidiaries, net	(344)	3,463	(3,807)	(3,807)	—	—	—
Other operating assets and liabilities	(270)	—	(270)	(752)	(379)	233	628

Net cash provided by operating activities	5,698	—	5,698	686	2,499	792	1,721

Cash flows from investing activities:
Loans funded	(28,259)	—	(28,259)	(6,971)	(1,978)	(3,926)	(15,384)
Principal collected	10,002	—	10,002	3,325	2,149	534	3,994
Proceeds from debt issued by SPEs, net	50,631	—	50,631	16,562	—	9,240	24,829
Proceeds from retained interests in transferred assets	3,317	—	3,317	3,136	181	—	—
Proceeds from mortgage-backed security of affiliate	178	—	178	178	—	—	—
Proceeds from sales of assets	875	—	875	176	124	134	441
Distribution from unconsolidated subsidiary	380	—	380	380	—	—	—
Investment in unconsolidated subsidiary	(150)	—	(150)	(150)	—	—	—
Purchase of property and equipment	(40)	—	(40)	(40)	—	—	—
Investment in assets acquired in liquidation	(190)	—	(190)	(154)	(29)	—	(7)
Investment in retained interests in transferred assets	(3,496)	—	(3,496)	(3,496)	—	—	—
Release of restricted cash	250	—	250	121	129	—	—
Advances (to) from unconsolidated affiliates, net	1,173	—	1,173	1,824	—	(378)	(273)

Net cash provided by investing activities	34,671	—	34,671	14,891	576	5,604	13,600

Cash flows from financing activities:
Payment of dividends to parent	—	—	—	2,370	(14,000)	(170)	(800)
Payment of dividends on common stock	(5,690)	—	(5,690)	(5,690)	—	—	—
Payment of dividends on preferred stock	(169)	—	(169)	—	—	—	(169)
Payment of notes payable	(5,000)	—	(5,000)	(5,000)	—	—	—
Issuance of SBA debentures	4,190	—	4,190	—	—	2,190	2,000
Payment of debt issuance costs	(175)	—	(175)	—	—	(85)	(90)
Advances (to) from unconsolidated affiliates, net	—	—	—	2,051	(2,051)	—	—

Net cash provided by (used in) financing activities	(6,844)	—	(6,844)	(6,269)	(3,451)	1,935	941

Net increase (decrease) in cash and cash equivalents	33,525	—	33,525	9,308	(376)	8,331	16,262
Cash and cash equivalents, beginning of year	5,478	—	5,478	2,216	460	232	2,570

Cash and cash equivalents, end of year	$39,003	$—	$39,003	$11,524	$84	$8,563	$18,832

Supplemental disclosures:
Interest paid	$3,104	$—	$3,104	$1,919	$—	$367	$818

Loans and interest receivable transferred to SPE, net	$5,851	$—	$5,851	$5,851	$—	$—	$—

Reclassification from cumulative preferred stock of subsidiary to long-term liability, net	$4,000	$—	$4,000	$—	$—	$—	$4,000

Reclassification from loans receivable to asset acquired in liquidation	$1,090	$—	$1,090	$—	$208	$882	$—

Reclassification from loans receivable to due from affiliate	$1,527	$—	$1,527	$1,465	$62	$—	$—

Reclassification from retained interests in transferred assets to due from affiliate, net	$565	$—	$565	$565	$—	$—	$—

Loan receivable originated in connection with sale of asset acquired in liquidation	$3,910	$—	$3,910	$2,335	$—	$900	$675

The accompanying notes to the consolidated financial statements are an integral part of these consolidating financial statements.

Attachment B

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     On March 27, 2003, PMC Commercial and PMC Capital announced that they had signed a merger agreement, under which PMC Capital, subject to certain conditions and approvals, will merge with and into PMC Commercial, an affiliate by common management. Under the merger agreement, each holder of PMC Capital common stock will receive 0.37 of a share of PMC Commercial common stock for each share of PMC Capital common stock. Shares of PMC Commercial common stock were valued at $13.10, which is the average closing price of PMC Commercial’s common stock for the three days preceding the date of the announcement less a $0.40 per share declared but unpaid dividend that was paid to shareholders of record on March 31, 2003.

     PMC Capital is a diversified closed-end management investment company that has elected to operate as a BDC under the 1940 Act. PMC Capital’s financial statements are reported using the accounting policies applicable to investment companies; certain of these accounting policies differ significantly from the accounting policies used by PMC Commercial. Subsequent to the merger, PMC Capital’s accounting policies will conform to those policies used by PMC Commercial. The most significant of those differences are described below:

•	Certain wholly-owned subsidiaries of PMC Capital (consisting of PMC Funding Corp., PMC Asset Holding, LLC and PMC Advisers, Ltd. (the “Unconsolidated Subsidiaries”)) are accounted for using the equity method of accounting; while these entities will be consolidated by PMC Commercial. This adjustment is reflected in the PMC Capital, as Adjusted column in the accompanying pro forma consolidated financial statements and is further described in the notes to the pro forma financial statements.

•	PMC Capital records loans receivable and assets acquired in liquidation at fair value as determined in good faith by the board of directors pursuant to the 1940 Act; while PMC Commercial records loans receivable at net realizable value and assets acquired in liquidation at the lower of cost or fair value.

•	PMC Capital records realized and unrealized gains and losses from changes in the fair values of its investments in its statement of income in the period of the change; while PMC Commercial records impairments of loans receivable and assets acquired in liquidation as losses in its statement of income and does not record subsequent increases in value in excess of previously recorded impairment losses. Additionally, PMC Commercial records unrealized appreciation in the fair value of its retained interests in transferred assets in its balance sheet as a component of beneficiaries’ equity while any depreciation in the fair value of its retained interests in transferred assets is either included in its statement of income as a realized loss (if there is a reduction in expected future cash flows) or in beneficiaries’ equity as an unrealized loss.

•	PMC Capital recognizes all fees and costs associated with originating loans in income when incurred, while PMC Commercial recognizes such amounts into income over the life of the loan.

     The following Pro Forma Consolidated Balance Sheet as of December 31, 2003 and Pro Forma Consolidated Statements of Income for the year ended December 31, 2003 (the “Pro Forma Financial Statements”) are based upon the consolidated financial statements of PMC Commercial and PMC Capital. PMC Capital’s consolidated financial statements are included in this Form 8-K. The Pro Forma Consolidated Balance Sheet assumes that the merger transaction occurs on December 31, 2003. The Pro Forma Consolidated Statement of Income assumes that the merger transaction occurs on January 1, 2003 at which time PMC Commercial issued 4,385,800 shares of its common stock to the shareholders of PMC Capital in exchange for 100% of the outstanding shares of PMC Capital.

     In the opinion of PMC Commercial’s management, all material adjustments necessary to reflect the effects of the merger transaction have been made. The Pro Forma Consolidated Financial Statements are presented for illustrative purposes only and are not necessarily indicative of what the actual financial position or results of operations would have been had the merger transaction occurred on the indicated dates, nor do they purport to represent PMC Commercial’s results of operations for future periods.

1

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2003

			Elimination
			and
		PMC	Reclassifica-
	PMC	Capital, as	tion
	Commercial	Adjusted	Adjustments	Merger		Pro Forma
	(A)	(B)	(C)	Adjustments		Total

	(In thousands)
ASSETS
Investments:
Loans receivable, net	$50,584	$49,001	$—	$—		$99,585
Retained interests in transferred assets	30,798	44,918	—	—		75,716
Real estate investments, net	41,205	—	—	—		41,205
Real estate investment held for sale, net	2,134	—	—	—		2,134
Cash equivalents	1,032	38,665	—	—		39,697
Mortgage-backed security of affiliate	—	1,177	—	—		1,177
Restricted investments	4,068	49	—	—		4,117
Assets acquired in liquidation	—	1,602	—	—		1,602

Total investments	129,821	135,412	—	—		265,233

Other assets:
Due from affiliates	506	597	(1,058)	—		45
Deferred charges, deposits and other assets	188	729	—	(192	)(E)	300
				(425	)(D)
Deferred tax asset, net	—	—	—	93	(I)	93
Accrued interest receivable	228	164	—	—		392
Servicing asset	—	722	—	—		722
Cash	46	423	—	—		469
Other assets	1,503	111	—	(111	)(E)	364
				(1,139	)(F)

Total other assets	2,471	2,746	(1,058)	(1,774)		2,385

Total assets	$132,292	$138,158	$(1,058)	$(1,774)		$267,618

2

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2003
(Continued)

			Elimination
			and
		PMC	Reclassifica-
	PMC	Capital, as	tion
	Commercial	Adjusted	Adjustments	Merger		Pro Forma
	(A)	(B)	(C)	Adjustments		Total

LIABILITIES AND BENEFICIARIES’ EQUITY
Liabilities:
Notes and debentures payable	$33,380	$15,000	$38,500	$1,465	(D)	$88,345
Mandatory redeemable preferred stock of subsidiary	—	—	4,000	(650	)(J)	3,350
Dividends payable	2,452	1,485	—	—		3,937
Borrower advances	1,260	1,877	—	—		3,137
Accrued interest payable	190	679	—	—		869
Unearned fees	319	—	128	—		447
Accounts payable	—	1,264	425	802	(F)	2,491
Due to affiliates	578	480	(1,058)	—		—
Other liabilities	2,022	1,600	(553)	—		3,069

Total current liabilities	40,201	22,385	41,442	1,617		105,645

Notes and debentures payable	—	38,500	(38,500)	—		—
Mandatory redeemable preferred stock of subsidiary	—	4,000	(4,000)	—		—

	—	42,500	(42,500)	—		—

Total liabilities	40,201	64,885	(1,058)	1,617		105,645

Commitments and contingencies
Cumulative preferred stock of subsidiary	—	3,000	—	(2,100	)(J)	900

Beneficiaries’ equity:
Common stock	66	119	—	(75	)(G)	110
Additional paid-in capital	94,792	71,515	—	(14,831	)(G)	151,476
Retained earnings (dividends in excess of retained earnings)	(5,100)	(3,059)	1,698	12,254	(E)	7,154
				1,361	(H)
Net unrealized appreciation on investments	3,618	1,698	(1,698)	—		3,618

	93,376	70,273	—	(1,291)		162,358
Less: Treasury stock	(1,285)	—	—	—		(1,285)

	92,091	70,273	—	(1,291)		161,073

Total liabilities and beneficiaries’ equity	$132,292	$138,158	$(1,058)	$(1,774)		$267,618

3

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(A)	Represents PMC Commercial’s historical balance sheet.

(B)	Represents PMC Capital’s historical balance sheet as adjusted to reflect the Unconsolidated Subsidiaries on a consolidated basis. The historical financial statements of PMC Capital reflect the Unconsolidated Subsidiaries accounted for using the equity method of accounting. The Unconsolidated Subsidiaries will be consolidated in the financial statements of PMC Commercial subsequent to the merger. The following presents the adjustments made to PMC Capital’s historical balance sheet to consolidate the Unconsolidated Subsidiaries as of December 31, 2003.
			Unconsolidated	Elimination
		PMC Capital	Subsidiaries	Adjustments	PMC Capital,
	December 31, 2003 (Unaudited)	(1)	(2)	(3)	as Adjusted

		(In thousands)
	ASSETS
	Investments:
	Loans receivable	$49,001	$—	$—	$49,001
	Retained interests in transferred assets	44,918	—	—	44,918
	Cash equivalents	38,665	—	—	38,665
	Mortgage-backed security of affiliate	1,177	—	—	1,177
	Restricted investments	49	—	—	49
	Investment in Unconsolidated Subsidiaries	560	—	(560)	—
	Assets acquired in liquidation	76	1,526	—	1,602

	Total investments	134,446	1,526	(560)	135,412

	Other assets:
	Due from affiliates	1,660	849	(1,912)	597
	Deferred charges, deposits and other assets	724	5	—	729
	Accrued interest receivable	164	—	—	164
	Servicing asset	722	—	—	722
	Cash	338	85	—	423
	Other assets	87	24	—	111

	Total other assets	3,695	963	(1,912)	2,746

	Total assets	$138,141	$2,489	$(2,472)	$138,158

4

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
(Continued)

		Unconsolidated	Elimination
	PMC Capital	Subsidiaries	Adjustments		PMC Capital,
	(1)	(2)	(3)		as Adjusted

	(In thousands)
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Notes and debentures payable	$15,000	$—	$—		$15,000
Mandatory redeemable preferred stock of subsidiary	—	—	—		—
Dividends payable	1,485	—	—		1,485
Borrower advances	1,874	3	—		1,877
Accrued interest payable	679	—	—		679
Unearned fees	—	—	—		—
Accounts payable	1,259	5	—		1,264
Due to affiliates	751	1,641	(1,912)		480
Other liabilities	955	645	—		1,600

Total current liabilities	22,003	2,294	(1,912)		22,385

Notes and debentures payable	38,500	—	—		38,500
Mandatory redeemable preferred stock of subsidiary	4,000	—	—		4,000

Total long-term liabilities	42,500	—	—		42,500

Total liabilities	64,503	2,294	(1,912)		64,885

Commitments and contingencies
Cumulative preferred stock of subsidiary	3,000	—	—		3,000

Shareholders’ equity:
Common stock	119	1	(1)		119
Additional paid-in capital	71,515	777	(777)		71,515
Dividends in excess of retained earnings	(3,059)	(583)	583		(3,059)
Net unrealized appreciation on investments	2,063	—	(365	)(4)	1,698

	70,638	195	(560)		70,273
Less: Treasury stock	—	—	—		—

	70,638	195	(560)		70,273

Total liabilities and shareholders’ equity	$138,141	$2,489	$(2,472)		$138,158

(1)	Represents PMC Capital’s historical balance sheet as of December 31, 2003.

(2)	Represents the combined balance sheet of the Unconsolidated Subsidiaries at December 31, 2003.

(3)	Represents the elimination of PMC Capital’s investment in Unconsolidated Subsidiaries and intercompany payables and receivables between the Unconsolidated Subsidiaries and PMC Capital.

(4)	PMC Capital’s investment in Unconsolidated Subsidiaries’ balance is greater than the net equity of the Unconsolidated Subsidiaries by $365 as a result of PMC Capital recording unrealized appreciation related to its investment in the Unconsolidated Subsidiaries.

5

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
(Continued)

(C)	Represents the elimination of intercompany amounts between PMC Capital and PMC Commercial and reclassifications made to conform PMC Capital’s balance sheet presentation to that used by PMC Commercial. The reclassifications are as follows:

•	Reclassification of PMC Capital’s non-current portion of notes, debentures payable and mandatory redeemable preferred stock since PMC Commercial does not segregate debt obligations between current and non-current;

•	Reclassification of PMC Capital’s historical net unrealized appreciation on investments to retained earnings (dividends in excess of retained earnings); and

•	Reclassification of certain amounts included in other liabilities to unearned fees and accounts payable.

(D)	Represents the purchase accounting adjustment to write-off PMC Capital’s capitalized borrowing costs and adjust the historical carrying value of PMC Capital’s notes and debentures payable to fair value.

(E)	Because the fair value of assets acquired and liabilities assumed exceeds the cost of PMC Capital, the excess will first be allocated as a reduction in the amounts assigned to certain acquired assets and the remaining excess, after reducing to zero the amounts that otherwise would have been assigned to certain acquired assets, will be recognized as an extraordinary gain in the period the merger is completed. The computation of the excess of the fair value of assets acquired, and allocation of the excess to reduce the value of acquired assets and the resulting amount of extraordinary gain is as follows (dollars in thousands, except per share data):

•	Issuance of 4,385,800 common shares of PMC Commercial valued at $13.10 per share in exchange for all 11,853,516 shares of PMC Capital	$57,454
•	Assumption of PMC Capital’s liabilities and preferred stock (1)	65,685
•	Transaction costs (see note F)	1,072

•	Total merger acquisition costs	124,211
	Less:
•	Fair value of assets acquired (2)	(136,768)

•	Excess of fair value of assets acquired over acquisition costs	$(12,557)

•	Recorded as follows:
	Write-down of certain deferred charges, deposits and other assets to zero	$192

	Write-down of PMC Capital’s property and equipment to zero	$111

	Amount recorded as extraordinary gain	$(12,254)

6

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
(Continued)

(1)	The assumption of PMC Capital’s liabilities and preferred stock was computed as follows:

PMC Capital historical amounts	$67,885
Elimination of intercompany amounts	(1,058)
Fair value adjustment of notes and debentures payable (see note D)	1,465
Fair value adjustment of preferred stock (see note J)	(2,750)
Adjustment to accrue PMC Capital’s remaining estimated merger costs (see note F)	143

Total	$65,685

(2)	The fair value of assets acquired was computed as follows:

PMC Capital historical amounts	$138,158
Elimination of intercompany amounts	(1,058)
Purchase accounting adjustment to write-off capitalized borrowing costs (see note D)	(425)
Purchase accounting adjustment to record deferred taxes at the acquisition date (see note I)	93

Total	$136,768

(F)	These adjustments are to accrue all remaining estimated costs associated with the merger of PMC Capital into PMC Commercial as of December 31, 2003 as follows (in thousands):

Estimated transaction costs (1)	$2,224
Estimated costs of equity offering (1)	726
Less amounts reflected in the historical financial statements at December 31, 2003	(2,148)

$802

Reclassification, as part of purchase accounting, of transaction costs and costs of equity offering capitalized by PMC Commercial as of December 31, 2003	$(1,139)

(1)	Amounts represent total estimated merger costs to be incurred by PMC Commercial and PMC Capital allocated between the costs of the transaction and the costs of PMC Commercial’s equity offering (in thousands) detailed as follows:

	Transaction costs	Costs of equity offering
Financial advisory fees	$958	$—
Legal fees	680	400
Insurance	325	—
Printing and filing fees	110	129
Accounting fees	97	97
Other	54	100

Total merger costs (a)	$2,224	$726

Incurred by:
PMC Commercial	$1,072	$726
PMC Capital	$1,152	$—

(a)	At December 31, 2003, PMC Capital has accrued and expensed a total of $1,009 and PMC Commercial has accrued and capitalized a total of $1,139

7

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
(Continued)

(G)	Represents the net adjustments resulting from the merger as follows (dollars in thousands, except share and per share data):

	Common	Additional
	Stock	Paid-In Capital
Issuance of 4,385,800 shares of PMC Commercial common stock, $0.01 par value per share	$44	$57,410
Elimination of PMC Capital’s historical balances	(119)	(71,515)
Estimated costs of the equity offering recorded as a reduction of additional paid in capital (see note F)	—	(726)

	$(75)	$(14,831)

(H)	Represents the elimination of PMC Capital’s historical balances.

(I)	Subsequent to the merger, First Western and PMCIC will become wholly-owned taxable REIT subsidiaries of PMC Commercial. Accordingly, this adjustment represents the purchase accounting adjustment to record deferred taxes to reflect the tax consequences on future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at December 31, 2003.

(J)	As discussed in Note 8 to PMC Capital’s consolidated financial statements as of and for the year ended December 31, 2003, PMCIC has two outstanding issues of preferred stock. The following represents the purchase accounting adjustment to adjust the historical carrying value of PMCIC’s preferred stock to estimated fair value (dollars in thousands):

•	30,000 shares of $100 par value, 3% cumulative (the “3% Preferred Stock”)	$(2,100)
•	40,000 shares of $100 par value, 4% cumulative (the “4% Preferred Stock”)	(650)

		$(2,750)

Effective July 1, 2003, PMCIC adopted the provisions of SFAS No. 150, “Accounting For Certain Financial Investments with Characteristics of both Liabilities and Equity” (“SFAS 150”). In accordance with the provisions of SFAS No. 150, the 4% Preferred Stock was reclassified to a liability. Subsequent to July 1, 2003, the preferred dividend requirement of $160 per year will be reflected as interest expense. In addition, the $650 fair value adjustment will be accreted to interest expense over the remaining term of the preferred stock issue using the effective interest method. The accretion of the fair value adjustment will increase interest expense by approximately $100 per year.

8

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2003
(In thousands, except per share data)

		PMC
	PMC	Capital, as	Elimination and
	Commercial	Adjusted	Reclassification			Merger			Pro Forma
	(A)	(B)	Adjustments			Adjustments			Total
Revenues:
Interest income	$5,776	$6,074	$—			$(265)	(H	)	$11,585
Lease income	5,529	—	—			—			5,529
Income from retained interests in transferred assets	2,942	5,363	—			30	(I	)	8,335
Advisory fee income	—	2,425	(2,425)	(C	)	—			—
Premium income	—	538	—			—			538
Other income	339	1,218	337	(C	)	—			1,894

Total revenues	14,586	15,618	(2,088)			(235)			27,881

Expenses:
Interest	3,204	3,090	—			(49)	(J	)	6,294
						49	(Q	)
Salaries and related benefits	—	4,073	(108)	(D	)	(157)	(K	)	3,808
Depreciation	1,810	15	51	(E	)	(66)	(L	)	1,810
Advisory and servicing fees to affiliate, net	1,838	—	(1,838)	(D	)	—			—
Loss from operations of assets acquired in liquidation	—	150	(150)	(F	)	—			—
General and administrative	361	1,123	(51)	(E	)	(70)	(M	)	1,363
Merger related costs	—	1,009	—			(1,009)	(N	)	—
Provision for loan losses	310	20	264	(G	)	—			594
Professional fees	165	429	—			—			594
Impairment loss on assets acquired in liquidation held for sale	67	—	—			—			67
Realized losses on retained interests in transferred assets	—	—	668	(G	)	—			668

Total expenses	7,755	9,909	(1,081)			(1,302)			15,281

Income from continuing operations before income taxes	6,831	5,709	(1,007)			1,067			12,600
Income tax expense	—	—	—			(335)	(O	)	(335)

Income from continuing operations	$6,831	$5,709	$(1,007)			$732			$12,265

Weighted average shares outstanding:
Basic	6,448					4,386	(P	)	10,834

Diluted	6,460					4,386	(P	)	10,846

Basic and diluted earnings per share:
Income from continuing operations	$1.06								$1.11	(Q)

9

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

(A)	Represents PMC Commercial’s historical income from continuing operations.

(B)	Represents PMC Capital’s historical income from continuing operations, which is comprised of net investment income including the loss from operations of assets acquired in liquidation and is adjusted to reflect the Unconsolidated Subsidiaries on a consolidated basis. The historical financial statements of PMC Capital reflect the operations of the Unconsolidated Subsidiaries accounted for using the equity method of accounting. The Unconsolidated Subsidiaries will be consolidated in the financial statements of PMC Commercial subsequent to the merger. The following presents the adjustments made to PMC Capital’s historical income from continuing operations to consolidate the Unconsolidated Subsidiaries.

FOR THE YEAR ENDED DECEMBER 31, 2003
(Unaudited)

		Unconsolidated
	PMC Capital	Subsidiaries	Eliminations	PMC Capital,
	(1)	(2)	(3)	as Adjusted
Revenues:
Interest income	$6,074	$—	$—	$6,074
Lease income	—	—	—	—
Income from retained interests in transferred assets	5,363	—	—	5,363
Advisory fee income	1,821	2,425	(1,821)	2,425
Premium income	538	—	—	538
Equity in income of Unconsolidated Subsidiaries, net	344	—	(344)	—
Other income	1,203	15	—	1,218

Total revenues	15,343	2,440	(2,165)	15,618

Expenses:
Interest	3,090	—	—	3,090
Salaries and related benefits	4,073	—	—	4,073
Depreciation	—	15	—	15
Advisory and servicing fees to affiliate, net	—	—	—	—
Loss from operations of assets acquired in liquidation	150	—	—	150
General and administrative	1,109	1,835	(1,821)	1,123
Merger related costs	1,009	—	—	1,009
Provision for loan losses	—	20	—	20
Professional fees	429	—	—	429
Impairment loss on assets acquired in liquidation held for sale	—	—	—	—
Realized losses on retained interests in transferred assets	—	—	—	—

Total expenses	9,860	1,870	(1,821)	9,909

Income from continuing operations	$5,483	$570	$(344)	$5,709

10

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
(Continued - In thousands, except per share data)

		Unconsolidated
	PMC Capital	Subsidiaries	Eliminations	PMC Capital,
	(1)	(2)	(3)	as Adjusted
Weighted average shares outstanding:
Basic	11,854			11,854

Diluted	11,854			11,854

Basic and diluted earnings per share:
Income from continuing operations (4)	$0.45			$0.47

(1)	Represents PMC Capital’s historical net investment income.

(2)	Represents the combined historical income from continuing operations of the Unconsolidated Subsidiaries.

(3)	Represents the elimination of equity in income of Unconsolidated Subsidiaries and the elimination of intercompany income and expense between the Unconsolidated Subsidiaries and PMC Capital. For the year ended December 31, 2003, PMC Capital’s equity in income of Unconsolidated Subsidiaries is $226 less than the Unconsolidated Subsidiaries income from continuing operations due to net losses on assets reported as discontinued operations by the Unconsolidated Subsidiaries.

(4)	Basic and diluted earnings per share are based on income from continuing operations and are reduced by the preferred dividends of PMCIC.

(C)	Represents the elimination of $2,088 in fees billed to PMC Commercial by PMC Capital and the reclassification of $337 in fees billed to the special purpose entities (“SPEs”) formed in connection with PMC Commercial’s securitization transactions from advisory fee income to other income.

(D)	Represents the elimination of advisory and servicing fees expensed by PMC Commercial in the amount of $1,838 that were billed by PMC Capital. Additionally, the $108 reduction in salaries and related benefits represents fees capitalized as loan origination costs by PMC Commercial that were billed by PMC Capital. The difference between advisory fee income eliminated in the amount of $2,088 as discussed in (C) above, and the aggregate $1,946 in fees eliminated in this note is $142 and relates to fees incurred by PMC Commercial and reported below income from continuing operations.

(E)	Represents the reclassification of depreciation expense reported by PMC Capital as part of general and administrative expenses to depreciation expense to conform to PMC Commercial’s presentation.

(F)	Represents the reclassification of losses from the operations of PMC Capital’s assets acquired in liquidation to discontinued operations, to conform to PMC Commercial’s presentation.

(G)	As an investment company, PMC Capital records realized and unrealized gains and losses on investments in its income statement below income from continuing operations. Subsequent to the merger with PMC Commercial, certain of these items will be reported as a component of income from continuing operations. The adjustments related to these items are as follows:

Provision for loan losses	$264

Realized losses on retained interests in transferred assets	$668

11

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
(Continued - In thousands, except per share data)

(H)	As an investment company, PMC Capital records fees collected on loan originations as interest income upon the completion of funding of the loan. Subsequent to the merger, these amounts will be capitalized and amortized into interest income in accordance with SFAS No. 91, “Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases.” Accordingly, this adjustment represents a reduction in interest income for the loan origination fees collected and recorded as interest income by PMC Capital during the period presented net of any accretion of the deferred fees subsequent to January 1, 2003.

(I)	At the date of completion of a securitization transaction, PMC Commercial records the relative fair value of the present value of estimated future cash flows as retained interests in transferred assets; whereas, PMC Capital records the present value of estimated future cash flows as retained interests in transferred assets. This adjustment is a reclassification between PMC Capital’s gain on sale of loans, which is presented below income from continuing operations, and income from retained interests in transferred assets relating to the securitization transaction completed by PMC Capital in October 2003.

(J)	Represents the elimination of the historical amortization of PMC Capital’s capitalized borrowing costs as these assets were assigned no value in purchase accounting.

(K)	As an investment company, PMC Capital records direct costs of loan originations as incurred. Post merger, direct loan origination costs will be capitalized and amortized in accordance with SFAS No. 91. This adjustment represents a reduction in PMC Capital’s salaries and related benefits expense to reflect direct loan origination costs incurred and capitalized on loans funded subsequent to January 1, 2003 in accordance with SFAS No. 91.

(L)	Represents the elimination of the historical depreciation expense of PMC Capital’s fixed assets, as these assets were assigned no value in purchase accounting.

(M)	Represents the elimination of certain of PMC Capital’s Texas franchise taxes. As a Texas REIT, PMC Commercial is exempt from Texas franchise taxes.

(N)	Represents the elimination of costs expensed by PMC Capital in connection with the merger of PMC Capital into PMC Commercial.

(O)	Subsequent to the merger, First Western and PMCIC will become wholly-owned taxable REIT subsidiaries of PMC Commercial. Accordingly, taxable income generated by First Western and PMCIC will be subject to U.S. Federal income taxes. This adjustment represents the purchase accounting adjustment to record estimated current and deferred tax expense at 35% of PMCIC’s and First Western’s taxable income.

(P)	Represents the adjustment related to the issuance of 4,386 shares of PMC Commercial’s common stock.

(Q)	Basic and diluted earnings per share are calculated by reducing income from continuing operations by (i) the preferred dividend requirements associated with the preferred stock issued by PMCIC and (ii) the accretion of the fair value adjustment for the 4% preferred stock (see Note J to the Unaudited Pro Forma Consolidated Balance Sheet), divided by pro forma basic and diluted shares outstanding. The historical preferred dividend requirements were $250 for the year ended December 31, 2003. The accretion of the fair value adjustment for the 4% preferred stock was $98 for the year ended December 31, 2003. The accretion prior to the adoption of SFAS No. 150 of $49 is recorded as preferred dividends while the remaining $49 is included as a component of interest expense.

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